================================================================================





                                CREDIT AGREEMENT



                                  BY AND AMONG


                                OFFICEMAX, INC.,

                            THE LENDERS PARTY HERETO,

                           THE CO-AGENTS PARTY HERETO,

              KEYBANK NATIONAL ASSOCIATION, AS DOCUMENTATION AGENT

                                       AND

                  THE BANK OF NEW YORK, AS ADMINISTRATIVE AGENT
                            AND AS SWING LINE LENDER



                                ----------------

                                  $500,000,000
                                ----------------





                            DATED AS OF JULY 3, 1997



                     ARRANGED BY: BNY CAPITAL MARKETS, INC.




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION ............................................................ 1
     1.1. Definitions .................................................................................... 1
     1.2. Principles of Construction .................................................................... 19

2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT ...................................................... 20
     2.1. Revolving Credit Loans ........................................................................ 20
     2.2. Revolving Credit Notes ........................................................................ 20
     2.3. Swing Line Loans .............................................................................. 20
     2.4. Swing Line Note ............................................................................... 22
     2.5. Procedure for Borrowing ....................................................................... 22
     2.6. Competitive Bid Procedure ..................................................................... 24
     2.7. Termination or Reduction of Commitments ....................................................... 27
     2.8. Prepayments of the Loans ...................................................................... 27
     2.9. Use of Proceeds ............................................................................... 28
     2.10. Letter of Credit Sub-Facility ................................................................ 28
     2.11. Letter of Credit Participation and Funding
           Commitments .................................................................................. 29
     2.12. Absolute Obligation With Respect to Letter of
           Credit Payments .............................................................................. 30
     2.13. Payments ..................................................................................... 31
     2.14. Cash Collateral Account ...................................................................... 31
     2.15. Extension of Maturity Date ................................................................... 32

3. INTEREST, FEES, YIELD PROTECTIONS, ETC. .............................................................. 33
     3.1. Interest Rate and Payment Dates ............................................................... 33
     3.2. Fees .......................................................................................... 34
     3.3. Conversions ................................................................................... 35
     3.4. Concerning Eurodollar Interest Periods and
          Swing Line Interest Periods ................................................................... 36
     3.5. Indemnification for Loss ...................................................................... 37
     3.6. Capital Adequacy .............................................................................. 37
     3.7. Reimbursement for Increased Costs ............................................................. 38
     3.8. Illegality of Funding ......................................................................... 38
     3.9. Substituted Interest Rate ..................................................................... 39
     3.10. Taxes ........................................................................................ 39
     3.11. Option to Fund ............................................................................... 41
     3.12. Replacement of Lenders ....................................................................... 41

4. REPRESENTATIONS AND WARRANTIES ....................................................................... 42
     4.1. Subsidiaries; Capitalization .................................................................. 42
     4.2. Existence and Corporate Power ................................................................. 42
     4.3. Authority and Execution ....................................................................... 43
     4.4. Binding Agreement ............................................................................. 43

     4.5. Litigation .................................................................................... 43
     4.6. Required Consents ............................................................................. 43
     4.7. Absence of Defaults; No Conflicting Agreements ................................................ 43
     4.8. Compliance with Applicable Laws ............................................................... 44
     4.9. Taxes ......................................................................................... 44
     4.10. Governmental Regulations ..................................................................... 44
     4.11. Federal Reserve Regulations; Use of Loan
           Proceeds ..................................................................................... 44
     4.12. Plans ........................................................................................ 45
     4.13. Financial Statements ......................................................................... 45
     4.14. Property ..................................................................................... 45
     4.15. Authorizations ............................................................................... 46
     4.16. Environmental Matters ........................................................................ 46
     4.17. Absence of Certain Restrictions .............................................................. 46
     4.18. No Misrepresentation ......................................................................... 46

5. CONDITIONS TO EFFECTIVENESS .......................................................................... 47
     5.1. Evidence of Corporate Action .................................................................. 47
     5.2. This Agreement ................................................................................ 47
     5.3. Notes ......................................................................................... 47
     5.4. Absence of Litigation ......................................................................... 47
     5.5. Approvals and Consents ........................................................................ 48
     5.6. KeyBank Loan Documents ........................................................................ 48
     5.7. Financial Officer's Certificate ............................................................... 48
     5.8. Opinion of Counsel to the Borrower and its
          Subsidiaries .................................................................................. 48
     5.9. Opinion of Special Counsel .................................................................... 48
     5.10. Fees and Expenses ............................................................................ 48
     5.11. Other Documents .............................................................................. 49

6. CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF
   CREDIT ............................................................................................... 49
     6.1. Compliance .................................................................................... 49
     6.2. Borrowing Request; Letter of Credit Request ................................................... 49

7. AFFIRMATIVE COVENANTS ................................................................................ 49
     7.1. Financial Statements and Information .......................................................... 50
     7.2. Certificates; Other Information ............................................................... 50
     7.3. Legal Existence ............................................................................... 51
     7.4. Taxes ......................................................................................... 51
     7.5. Insurance ..................................................................................... 52
     7.6. Performance of Obligations .................................................................... 52
     7.7. Condition of Property ......................................................................... 52
     7.8. Observance of Legal Requirements .............................................................. 52
     7.9. Inspection of Property; Books and Records;
          Discussions ................................................................................... 52
     7.10. Authorizations ............................................................................... 53
     7.11. Financial Covenants .......................................................................... 53

8. NEGATIVE COVENANTS ................................................................................... 53
     8.1. Subsidiary Indebtedness ....................................................................... 53
     8.2. Liens ......................................................................................... 53
     8.3. Merger or Consolidation, Etc. ................................................................. 54
     8.4. Acquisitions .................................................................................. 55
     8.5. Dispositions .................................................................................. 55
     8.6. Investments, Loans, Etc. ...................................................................... 55
     8.7. Restricted Payments ........................................................................... 56
     8.8. Nature of Business ............................................................................ 56
     8.9. ERISA ......................................................................................... 57
     8.10. Amendments, Etc. of Certain Agreements ....................................................... 57
     8.11. Transactions with Affiliates ................................................................. 57
     8.12. Limitation on Upstream Dividends by Domestic
           Subsidiaries ................................................................................. 57
     8.13. Limitation on Negative Pledges ............................................................... 58

9. DEFAULT .............................................................................................. 58
     9.1. Events of Default ............................................................................. 58
     9.2. Contract Remedies ............................................................................. 60

10. THE ADMINISTRATIVE AGENT ............................................................................ 61
     10.1. Appointment .................................................................................. 61
     10.2. Delegation of Duties ......................................................................... 61
     10.3. Exculpatory Provisions ....................................................................... 61
     10.4. Reliance by the Administrative Agent ......................................................... 62
     10.5. Notice of Default ............................................................................ 62
     10.6. Non-Reliance on the Administrative Agent and
           Other Lenders ................................................................................ 62
     10.7. Indemnification .............................................................................. 63
     10.8. Administrative Agent in Its Individual
           Capacity ..................................................................................... 64
     10.9. Successor Administrative Agent ............................................................... 64
     10.10. Documentation Agent; Co-Agents .............................................................. 64

11. OTHER PROVISIONS .................................................................................... 65
     11.1. Amendments and Waivers ....................................................................... 65
     11.2. Notices ...................................................................................... 66
     11.3. No Waiver; Cumulative Remedies ............................................................... 67
     11.4. Survival of Representations and Warranties
           and Certain Obligations ...................................................................... 68
     11.5. Expenses ..................................................................................... 68
     11.6. Lending Offices .............................................................................. 69
     11.7. Successors and Assigns ....................................................................... 69
     11.8. Indemnity .................................................................................... 71
     11.9. Counterparts ................................................................................. 71

     11.10. Adjustments; Set-off ........................................................................ 72
     11.11. Construction ................................................................................ 73
     11.12. Governing Law ............................................................................... 73
     11.13. Headings Descriptive ........................................................................ 73
     11.14. Severability ................................................................................ 73
     11.15. Integration ................................................................................. 73
     11.16. Consent to Jurisdiction ..................................................................... 73
     11.17. Service of Process .......................................................................... 74
     11.18. No Limitation on Service or Suit ............................................................ 74
     11.19. WAIVER OF TRIAL BY JURY ..................................................................... 74
     11.20. Confidentiality ............................................................................. 74

EXHIBITS
--------

Exhibit A                List of Commitments
Exhibit B-1              Form of Revolving Credit Note
Exhibit B-2              Form of Swing Line Note
Exhibit B-3              Form of Competitive Bid Note
Exhibit C-1              Form of Borrowing Request
Exhibit C-2              Form of Letter of Credit Request
Exhibit D                Form of Notice of Conversion
Exhibit E                Form of Compliance Certificate
Exhibit F                Form of Opinion of Counsel to the Borrower and its
                         Subsidiaries
Exhibit G                Form of Opinion of Special Counsel
Exhibit H                Form of Assignment and Acceptance Agreement
Exhibit I                Form of Competitive Bid Request
Exhibit J                Form of Invitation to Bid
Exhibit K                Form of Competitive Bid
Exhibit L                Form of Competitive Bid Accept/Reject Letter
Exhibit M                Form of Extension Request


SCHEDULES
---------

Schedule 1.1             List of Existing Letters of Credit
Schedule 4.1             List of Subsidiaries; Capitalization
Schedule 4.5             List of Litigation
Schedule 8.1             List of Existing Subsidiary Indebtedness
Schedule 8.2             List of Existing Liens
Schedule 8.6             List of Existing Investments
Schedule 8.11            Exceptions to Section 8.11
Schedule 11.2            List of Addresses for Notice

         CREDIT AGREEMENT, dated as of July 3, 1997, by and among OFFICEMAX, INC., an Ohio corporation (the "BORROWER"), the lenders party hereto (together with the Swing Line Lender and their respective assigns, the "LENDERS", each a "LENDER"), the Co-Agents party hereto (each, a "CO-AGENT" and, collectively, the "CO-AGENTS"), KEYBANK NATIONAL ASSOCIATION ("KEYBANK"), as documentation agent (in such capacity, the "DOCUMENTATION AGENT"), and THE BANK OF NEW YORK ("BNY"), as agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and as swing line lender (in such capacity, the "SWING LINE LENDER").


I.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION
         ------------------------------------------

         A.       Definitions

                  As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

                  "ABR ADVANCES": the Revolving Credit Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                  "ACCOUNTANTS": Price Waterhouse LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent.

                  "ACCUMULATED FUNDING DEFICIENCY": as defined in Section 302 of ERISA.

                  "ACQUISITION": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) any Capital Stock of any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any business, going concern or division or segment of any other Person, or (iii) any Property of any other Person other than in the ordinary course of business, PROVIDED, HOWEVER, that no acquisition of all or substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business.

                  "ADVANCE": an ABR Advance or a Eurodollar Advance, as the case may be.

                  "AFFECTED ADVANCE": as defined in Section 3.9.

                  "AFFILIATE": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGGREGATE CREDIT EXPOSURE": at any time, the sum at such time of (i) the outstanding principal balance of the Revolving Credit Loans and Competitive Bid Loans of all Lenders, PLUS (ii) the outstanding principal balance of the Swing Line Loans, PLUS (iii) an amount equal to the Letter of Credit Exposure of all Lenders.

                  "AGGREGATE REVOLVING CREDIT COMMITMENT AMOUNT": at any time, the sum at such time of the Revolving Credit Commitment Amounts of all Lenders.

                  "AGREEMENT": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "ALTERNATE BASE RATE": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date PLUS 1/2 of 1% or (ii) the BNY Rate in effect on such date.

                  "APPLICABLE FEE PERCENTAGE": with respect to the Facility Fee and Letter of Credit Commissions, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level and under the applicable column:


                            Applicable Fee Percentage
                            -------------------------
                                                        Letter of
                                  Facility              Credit
          Pricing Level           Fee                   Commissions
          -------------           --------              -----------

          Pricing Level I         0.0800%               0.1450%
          Pricing Level II        0.0900%               0.1600%
          Pricing Level III       0.1050%               0.1950%
          Pricing Level IV        0.1250%               0.2500%
          Pricing Level V         0.1875%               0.3125%.


                  Changes in the Applicable Fee Percentage resulting from a change in a Pricing Level shall be based upon the Compliance Certificate most recently delivered pursuant to Section 7.1(c) and shall become effective on the date such Compliance Certificate is delivered to the Administrative Agent and the Lenders. Notwithstanding anything to the contrary contained in this definition, (i) if, at any time and from time to time, the Borrower shall be in Default of its obligations under Section 7.1(c), Pricing Level V shall apply until such Default is cured, and (ii) during the period commencing on the Effective Date and ending on the first anniversary thereof, Pricing Level II shall apply.

                  "APPLICABLE MARGIN": with respect to the unpaid principal balance of Eurodollar Advances, in each case at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level and under the applicable column:


             Pricing Level                          Applicable Margin
             -------------                          -----------------

             Pricing Level I                        0.1450%
             Pricing Level II                       0.1600%
             Pricing Level III                      0.1950%
             Pricing Level IV                       0.2500%
             Pricing Level V                        0.3125%.

                  Changes in the Applicable Margin resulting from a change in a Pricing Level shall be based upon the Compliance Certificate most recently delivered pursuant to Section 7.1(c) and shall become effective on the date such Compliance Certificate is delivered to the Administrative Agent and the Lenders. Notwithstanding anything to the contrary contained in this definition, (i) if, at any time and from time to time, the Borrower shall be in Default of its obligations under Section 7.1(c), Pricing Level V shall apply until such Default is cured, and (ii) during the period commencing on the Effective Date and ending on the first anniversary thereof, Pricing Level II shall apply.

                  "APPROVED BANK": any bank whose (or whose parent company's) unsecured non-credit supported long-term debt rating from (i) Standard & Poor's is at least A- or the equivalent thereof or (ii) Moody's is at least A3 or the equivalent thereof and organized under the laws of the United States.

                  "ASSIGNMENT": as defined in Section 11.7(c).

                  "ASSIGNMENT AND ACCEPTANCE AGREEMENT": an assignment and acceptance agreement executed by an assignor and an assignee, substantially in the form of Exhibit H.

                  "AUTHORIZED SIGNATORY": as to (i) any Person which is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other officer (acceptable to the Administrative Agent) thereof and (ii) any Person which is not a corporation, the general partner or other managing Person (acceptable to the Administrative Agent) thereof.

                  "BENEFITTED LENDER": as defined in Section 11.10(a).

                  "BNY CAPITAL MARKETS": BNY Capital Markets, Inc.

                  "BNY RATE": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

                  "BORROWING DATE": any Business Day on which (i) the Lenders make Revolving Credit Loans in accordance with a Borrowing Request, (ii) one or more Lenders make Competitive Bid Loans pursuant to Competitive Bids which have been accepted by the Borrower, (iii) the Swing Line Lender makes one or more Swing Line Loans, or (iv) any Issuing Bank issues a Letter of Credit.

                  "BORROWING REQUEST": a request for Revolving Credit Loans or a Swing Line Loan in the form of Exhibit C-1.

                  "BUSINESS DAY": for all purposes other than as set forth in clause (ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances and Competitive Bid Index Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day on which eurodollar funding between banks may be carried on in London, England.

                  "CAPITAL LEASE OBLIGATIONS": with respect to any Person, obligations of such Person with respect to leases which are required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "CAPITAL STOCK": as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

                  "CASH COLLATERAL": as defined in Section 2.14.

                  "CASH COLLATERAL ACCOUNT": as defined in Section 2.14.

                  "CASH EQUIVALENTS": (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in full support thereof) having maturities of not more than one year from the date of the issuance thereof, (ii) certificates of deposit of or time deposits (including, without limitation, eurodollar deposits) with, and bankers' acceptances issued by, (x) any Lender or (y) any Approved Bank, in any such case with maturities of not more than one year from the date of acquisition, (iii) commercial paper rated at least A-1 by Standard & Poor's or P-1 by Moody's, in each case having a maturity at the time of issuance not exceeding one year, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's or Moody's, and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

                  "CHANGE OF CONTROL": the occurrence of any one or more of the following events:

                           (i) Any person or group (other than the executive
officers of the Borrower as of the Effective Date and their respective immediate family members, heirs, devisees, legatees or trusts for the benefit of any of the foregoing):

                                    (A) in the case of a transaction otherwise
permitted by Section 8.3(iii)(B) in which the Borrower becomes a wholly-owned Subsidiary of another Person, shall have become the beneficial owner of more than 33 1/3% of the outstanding voting stock of such other Person or shall otherwise acquire the power (whether by contract, by proxy or otherwise) to elect a majority of such Person's board of directors; or

                                    (B) in all other cases, shall have become
the beneficial owner of more than 33 1/3% of the outstanding voting stock of the Borrower or shall otherwise acquire the power (whether by contract, by proxy or otherwise) to elect a majority of the Borrower's board of directors.

                           (ii) During any twelve month period:

                                    (A) in the case of a transaction described
in clause (i)(A) above, Continuing Directors shall cease to constitute a majority of the board of directors of such other Person; or

                                    (B) in all other cases, individuals who were
Continuing Directors of the Borrower shall cease to constitute a majority of the board of directors of the Borrower.

                  For purposes of this definition, (i) the terms "person", "group", "executive officers" and "beneficial owner" shall have the meanings ascribed thereto in the Exchange Act and (ii) the term "Continuing Directors" shall mean (x) in the case of a transaction described in clause (i)(A) above, individuals who were directors either of such other Person or of the Borrower at the beginning of such twelve month period or were elected to the board of directors of such other Person with the approval of a majority of the directors of such other Person or, in the case of individuals who were elected either to the board of directors of such other Person or of the Borrower within such twelve month period and prior to the transaction described in clause (i)(A) above, such individuals were elected with the approval of a majority of the board of directors of either such other Person or the Borrower, and (y) in all other cases, individuals who were directors of the Borrower at the beginning of such period or were elected to the board or directors of the Borrower with the approval of a majority of such directors.

                  "CODE": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                  "COMMITMENT PERCENTAGE": as to any Lender in respect of such Lender's Commitment and its obligations with respect to Letters of Credit, the percentage equal to such Lender's Revolving Credit Commitment Amount divided by the Aggregate Revolving Credit Commitment Amount (or, if no Commitments then exist, the percentage equal to such Lender's Revolving Credit Commitment Amount on the last day upon which Commitments did exist divided by the Aggregate Revolving Credit Commitment Amount on such day).

                  "COMMITMENTS": the Revolving Credit Commitment and the Swing Line Commitment, each, a "COMMITMENT".

                  "COMPENSATORY INTEREST PAYMENT": as defined in Section 3.1(c).

                  "COMPETITIVE BID": an offer by a Lender, substantially in the form of Exhibit K, to make a Competitive Bid Loan.

                  "COMPETITIVE BID ACCEPT/REJECT LETTER": a notification made by the Borrower pursuant to Section 2.6(d), substantially in the form of Exhibit L.

                  "COMPETITIVE BID INDEX RATE LOAN": any Competitive Bid Loan which is designated as a "Competitive Bid Index Rate Loan" in the Competitive Bid applicable thereto.

                  "COMPETITIVE BID LOAN": each loan from a Lender to the Borrower pursuant to Section 2.6.

                  "COMPETITIVE BID NOTE": as defined in Section 2.6(i).

                  "COMPETITIVE BID RATE": as to any Competitive Bid made by a Lender pursuant to Section 2.6(b), (i) with respect to each Competitive Bid Index Rate Loan, the applicable Eurodollar Rate therefor, PLUS or MINUS the fixed margin or spread offered by such Lender with respect thereto as set forth in such Competitive Bid, and (ii) with respect to each other Competitive Bid Loan, the fixed rate of interest offered by such Lender with respect thereto as set forth in such Competitive Bid.

                  "COMPETITIVE BID REQUEST": a request by the Borrower, substantially in the form of Exhibit I, for Competitive Bids.

                  "COMPETITIVE INTEREST PERIOD": as to any Competitive Bid Loan, the period commencing on the Borrowing Date with respect to such Competitive Bid Loan and ending on the date requested in the Competitive Bid Request with respect to such Competitive Bid Loan, which ending date (i) shall be one, two, three or six months after such Borrowing Date, in the case of Competitive Bid Index Rate Loans, and (ii) shall not be earlier than seven days after such Borrowing Date or later than 180 after such Borrowing Date, in all other cases; PROVIDED, HOWEVER, that (A) if any Competitive Interest Period would otherwise end on a day which is not a Business Day, such Competitive Interest Period shall be extended to the next succeeding Business Day, (1) unless such next succeeding Business Day would be a date on or after the Maturity Date or such earlier date upon which the Revolving Credit Commitments shall have been voluntarily terminated by the Borrower in accordance with
Section 2.7, in which event such Competitive Interest Period shall end on the next preceding Business Day, and (2) in the case of Competitive Bid Index Rate Loans, the result of such extension would be to carry such Competitive Interest Period into another calendar month, in which event such Competitive Interest Period shall end on the next preceding Business Day, and (B) no Competitive Interest Period shall end after the Maturity Date or such earlier date upon which the Revolving Credit Commitments shall have been voluntarily terminated by the Borrower in accordance with Section 2.7. Interest shall accrue from and including the first day of a Competitive Interest Period to, but excluding, the last day of such Competitive Interest Period.

                  "COMPLIANCE CERTIFICATE": a certificate substantially in the form of Exhibit E.

                  "CONFIDENTIAL INFORMATION": as defined in Section 11.20.

                  "CONSOLIDATED": the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED EBITDA": for any period, net income of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP for such period PLUS (i) the sum of, without duplication, each of the following with respect to the Borrower and its Subsidiaries, to the extent utilized in determining such net income for such period, (a) all interest expense, (b) provision for income taxes, (c) depreciation, amortization and other non-cash charges, (d) extraordinary losses from sales, exchanges and other dispositions of Property (other than in the ordinary course of business) and (e) other non-recurring expenses in connection with a Permitted Acquisition which are disclosed separately in the Consolidated Statements of Income of the Borrower and its Subsidiaries for such period, MINUS (ii) the sum of, without duplication, each of the following with respect to the Borrower and its Subsidiaries, to the extent utilized in determining such net income: (a) extraordinary gains from sales, exchanges and other dispositions of Property not in the ordinary course of business, and (b) other non-recurring items of income in connection with a Permitted Acquisition.

                  "CONSOLIDATED NET RENTAL EXPENSE": for any period, all rental expenses of the Borrower and its Subsidiaries (whether paid or accrued in cash) arising from all capital leases and operating leases for such period MINUS all sublease rental payments received or accrued in cash by the Borrower and its Subsidiaries in respect of all capital leases and operating leases in respect of which it is the lessor, in each case determined on a Consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET WORTH": at any date of determination, the sum of all amounts which would be included under "Stockholders' Equity" or any analogous entry on a Consolidated balance sheet of the Borrower determined in accordance with GAAP.

                  "CONTINGENT INDEMNITY OBLIGATIONS": as defined in Section 11.4(b).

                  "CONTINGENT OBLIGATION": as to any Person (a "SECONDARY OBLIGOR"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (a "PRIMARY OBLIGATION") of any other Person (a "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (A) for the purchase or payment of any primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (d) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (e) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of a primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "CONTINUING LENDERS": as defined in Section 2.15.

                  "CONTROL PERSON": as defined in Section 3.6.

                  "CONVERSION DATE": the date on which: (i) a Eurodollar Advance is converted to an ABR Advance, (ii) an ABR Advance is converted to a Eurodollar Advance or (iii) a Eurodollar Advance is converted to a new Eurodollar Advance.

                  "CORESTATES": CoreStates Bank, N.A.

                  "CREDIT EXPOSURE": with respect to any Lender as at any time, the sum at such time of (i) the outstanding principal balance of such Lender's Revolving Credit Loans and (ii) the Swing Line Exposure of such Lender.

                  "DEFAULT": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

                  "DEFAULTING LENDER": a Lender which shall not have made its Commitment Percentage of a Revolving Credit Loan available to the Administrative Agent in accordance with Section 2.3.

                  "DISPOSITION": with respect to any Person, any sale, assignment, transfer or other disposition by such Person by any means, of: (i) the Capital Stock of any other Person, (ii) any business, operating entity, division or segment thereof, or (iii) any other Property of such Person, other than in the ordinary course of business (it being understood that the sale of inventory in connection with bulk transfers shall not be deemed to be in the ordinary course of business), (x) the sale or other disposition of Property which in the reasonable opinion of such Person is obsolete or no longer useful in the conduct of its business, (y) the disposition of equipment and (z) the sale of Investments described in Section 8.6(a), (f), (h) or (i) or in Section 8.6(b) to the extent such Investments are of the types described in Section 8.6(a), (f),
(h) or (i).

                  "DOCUMENTARY LETTER OF CREDIT": any Letter of Credit issued by an Issuing Bank hereunder in support of trade obligations of the Borrower incurred in the ordinary course of business and that requires, as a condition to drawing thereunder, the presentation to such Issuing Bank of negotiable bills of lading, invoices or other documents as may be specified therein.

                  "DOLLARS" and "$": lawful currency of the United States.

                  "DOMESTIC SUBSIDIARY": any Subsidiary of the Borrower which is organized under the laws of the United States or the Commonwealth of Puerto Rico.

                  "EFFECTIVE DATE": July 3, 1997.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

                  "ERISA AFFILIATE": when used with respect to a Pension Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person which is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Borrower or any of its Subsidiaries is a member.

                  "EURODOLLAR ADVANCES": collectively, the Revolving Credit Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

                  "EURODOLLAR INTEREST PERIOD": with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion, provided, however, that (i) if any Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Interest Period into another calendar month, in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day and (ii) any Eurodollar Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Business Day of a calendar month. Eurodollar Interest Periods shall be subject to the provisions of Section 3.4.

                  "EURODOLLAR RATE": with respect to each Eurodollar Advance and each Competitive Bid Index Rate Loan, a rate of interest per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                           (a)(i) the rate per annum for deposits having a
maturity most nearly comparable to the Eurodollar Interest Period in respect of such Eurodollar Advance or the Competitive Interest Period in respect of such Competitive Bid Index Rate Loan, as the case may be, in Dollars which appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) as of 11:00 a.m. London time on the date that is two Business Days prior to the first day of such Eurodollar Interest Period or such Competitive Interest Period, as the case may be, or (ii) if such rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the rate, as reported by BNY to the Administrative Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY or such Competitive Bid Index Rate Loan for a period equal to the applicable Eurodollar Interest Period or Competitive Interest Period, respectively, as quoted at approximately 11:00 a.m. two Business Days prior to the first day of such Interest Period, by

                           (b) a number equal to 1.00 MINUS the aggregate of the
then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve System), without benefit of credit for proration, exceptions or offsets which may be available from time to time to BNY.

                  "EVENT OF DEFAULT": as defined in Section 9.1.

                  "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended.

                  "EXISTING LETTERS OF CREDIT": collectively, the Letters of Credit which are outstanding on the Effective Date and which are listed on
Schedule 1.1, each of which was issued by CoreStates under the KeyBank Loan Documents.

                  "EXPIRATION DATE": as defined in Section 2.15.

                  "EXTENDING LENDER": with respect to any assignment by a Non-Extending Lender of its rights and obligations under the Loans Documents pursuant to Section 2.15(b), any other Lender selected by the Borrower which is willing to assume such rights and obligations in accordance with such Section or, to the extent no other Lender shall be so willing, any other bank, insurance company, financial institution, pension fund, mutual fund or other similar fund selected by the Borrower and acceptable to the Administrative Agent, the Swing Line Lender and the Issuing Banks which is so willing.

                  "EXTENSION REQUEST": as defined in Section 2.15.

                  "FACILITY FEE": as defined in Section 3.2(b).

                  "FEDERAL FUNDS RATE": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Administrative Agent.

                  "FEES": as defined in Section 2.13.

                  "FINANCIAL OFFICER": as to any Person, the chief financial officer or treasurer of such Person or such other officer as shall be reasonably satisfactory to the Administrative Agent.

                  "FINANCIAL STATEMENTS": as defined in Section 4.13.

                  "FIXED CHARGE COVERAGE RATIO": as of the last day of any fiscal quarter, the ratio of (i) the sum of (x) Consolidated EBITDA PLUS (y) Consolidated Net Rental Expense for the period of four consecutive fiscal quarters ending on such date to (ii) the sum of (x) interest expense of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP PLUS (y) Consolidated Net Rental Expense for such period.

                  "FOREIGN SUBSIDIARY": any Subsidiary of the Borrower other than a Domestic Subsidiary.

                  "GAAP": subject to Section 1.2(b), generally accepted accounting prin-ciples set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

                  "GOVERNMENTAL AUTHORITY": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

                  "HIGHEST LAWFUL RATE": as to any Lender or any Issuing Bank, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Notes held by it or by such Issuing Bank on the Reimbursement Agreements, as the case may be, or which may be owing to such Lender or such Issuing Bank pursuant to the Loan Documents under the laws applicable to such Lender or such Issuing Bank and this transaction.

                  "INDEBTEDNESS": as to any Person, at a particular time, all items which constitute, without duplication, (i) Indebtedness for Borrowed Money, (ii) obligations with respect to any conditional sale or title retention agreement, (iii) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (iv) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), and (v) all Contingent Obligations of such Person in respect of any of the foregoing.

                  "INDEBTEDNESS FOR BORROWED MONEY": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) Capital Lease Obligations, (v) all obligations of such Person in respect of Capital Stock subject to mandatory redemption or redemption at the option of the holder thereof, in whole or in part and (vi) all Contingent Obligations of such Person in respect of any of the foregoing.

                  "INDEMNIFIED LIABILITIES": as defined in Section 11.5.

                  "INDEMNIFIED PERSON": as defined in Section 11.8.

                  "INDEMNIFIED TAX": as defined in Section 3.10(a).

                  "INDEMNIFIED TAX PERSON": as defined in Section 3.10(a).

                  "INTERCOMPANY DISPOSITION": a disposition of Property by the Borrower or any of its Subsidiaries to the Borrower or to any of the other Subsidiaries of the Borrower, provided that such disposition does not materially and adversely affect the interests of the Lenders under the Loan Documents.

                  "INTERCOMPANY INDEBTEDNESS": loans or other advances which are
(i) made by the Borrower to any of its direct or indirect Subsidiaries or (ii) made by any direct or indirect Subsidiary of the Borrower to the Borrower or to any other direct or indirect Subsidiary of the Borrower.

                  "INTEREST PAYMENT DATE": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Swing Line Loan, the date on which the outstanding principal balance of such Swing Line Loan shall become due and payable in accordance with Section 2.3, (iii) as to any Eurodollar Advance as to which the Borrower has selected a Eurodollar Interest Period of one, two or three months, the last day of such Eurodollar Interest Period, (iv) as to any Eurodollar Advance as to which the Borrower has selected a Eurodollar Interest Period of six months, the last day of each three month interval occurring during such Eurodollar Interest Period and the last day of such Eurodollar Interest Period; (v) as to any Competitive Bid Loan as to which the Borrower has selected a Competitive Interest Period of 90 days or less or one, two or three months, as the case may be, the last day of such Competitive Interest Period, (vi) as to any Competitive Bid Loan as to which the Borrower has selected a Competitive Interest Period of more than 90 days or three months, as the case may be, the last day of each 90 day or three month, as the case may be, interval occurring during such Competitive Interest Period and the last day of such Competitive Interest Period; and (vii) as to all Advances, all Competitive Bid Loans and all Swing Line Loans, the Maturity Date.

                  "INTEREST PERIOD": a Eurodollar Interest Period, a Competitive Interest Period or a Swing Line Interest Period, as the case may be.

                  "INTEREST RATE PROTECTION ARRANGEMENT": any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks or other financial institutions to their customers in order to reduce the exposure of such customers to interest rate fluctuations, as the same may be amended, supplemented or otherwise modified from time to time.

                  "INVESTMENTS": as defined in Section 8.6.

                  "ISSUING BANK": collectively, (i) BNY and (ii) at any time and from time to time, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and the Borrower, and any Lender (in the sole and absolute discretion of such Lender), such Lender, to the extent such Lender issues Letters of Credit pursuant to Section 2.10.

                  "KEYBANK LOAN DOCUMENTS": collectively, the Credit Agreement, dated as of December 22, 1994, as amended, among the Borrower, the banks party thereto and KeyBank, as agent, as amended, and all other agreements, instruments and documents executed or delivered in connection therewith, including guarantees thereof.

                  "LEASE GUARANTY": the Lease Guaranty, Indemnification and Reimbursement Agreement, dated as of November 9, 1994, between the Borrower and Kmart Corporation, a true and complete copy of which has been filed with the SEC, as the same may be amended, supplemented or otherwise modified from time to time.

                  "LETTER OF CREDIT": as defined in Section 2.10.

                  "LETTER OF CREDIT COMMISSIONS": as defined in Section 3.2(a).

                  "LETTER OF CREDIT COMMITMENT": the commitment of the Issuing Banks to issue Letters of Credit having an aggregate outstanding face amount (together with the Existing Letters of Credit) up to the Letter of Credit Commitment Amount, and the commitment of the Lenders to participate in the Letter of Credit Exposure as set forth in Section 2.11.

                  "LETTER OF CREDIT COMMITMENT AMOUNT": $100,000,000.

                  "LETTER OF CREDIT EXPOSURE": at any time, (i) in respect of all the Lenders, the sum at such time, without duplication, of (x) the aggregate undrawn face amount of the outstanding Letters of Credit, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit, and (z) the aggregate unpaid Reimbursement Obligations (after giving effect to any Revolving Credit Loans made on such date to pay any such Reimbursement Obligations), and (ii) in respect of any Lender, an amount equal to such Lender's Commitment Percentage multiplied by the amount determined under clause (i) of this definition.

                  "LETTER OF CREDIT PARTICIPATION": with respect to each Lender, its obligations to the Issuing Banks hereunder.

                  "LETTER OF CREDIT REQUEST": a request in the form of Exhibit C-2.

                  "LEVERAGE RATIO": as of the last day of any fiscal quarter, the ratio of (i) Indebtedness for Borrowed Money of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such day.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

                  "LOAN": a Revolving Credit Loan, a Competitive Bid Loan, or a Swing Line Loan, as the case may be.

                  "LOAN DOCUMENTS": collectively, this Agreement, the Notes, the Reimbursement Agreements, and all other agreements, instruments and documents executed or delivered in connection herewith, in each case as amended, supplemented or otherwise modified from time to time.

                  "LOANS": the Revolving Credit Loans, the Competitive Bid Loans and/or the Swing Line Loans, as the case may be.

                  "MANDATORY BORROWING": as defined in Section 2.3(c).

                  "MARGIN STOCK": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, supplemented or otherwise modified from time to time.

                  "MATERIAL ADVERSE CHANGE": a material adverse change in (i) the financial condition, operations, business or Property of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the ability of the Administrative Agent and the Lenders to enforce the Borrower's payment and other material obligations under the Loan Documents.

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (i) the financial condition, operations, business or Property of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the ability of the Administrative Agent and the Lenders to enforce the Borrower's payment and other material obligations under the Loan Documents.

                  "MATERIAL SUBSIDIARY GROUP": any Subsidiary or group of Subsidiaries of the Borrower as to which, individually or in the aggregate, any of the following tests are met: (i) the Borrower and its other Subsidiaries' investments in and advances to such Subsidiary or group of Subsidiaries exceed 10% of the total assets of the Borrower and its Subsidiaries on a Consolidated basis as of the last day of the most recently completed fiscal year, (ii) such Subsidiary's or group of Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Borrower and its Subsidiaries on a Consolidated basis exceeds 10% of the total assets of the Borrower and its Subsidiaries on a Consolidated basis as of the last day of the most recently completed fiscal year, or (iii) the equity in the income from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of such Subsidiary or group of Subsidiaries exceeds 10% of such income of the Borrower and its Subsidiaries on a Consolidated basis as of the last day of the most recently completed fiscal year.

                  "MATURITY DATE": July 3, 2002, or as the same may be extended from time to time in accordance with Section 2.15, or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

                  "MOODY'S": Moody's Investors Service, Inc., or any successor thereto.

                  "MULTIEMPLOYER PLAN": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NEGOTIATED RATE": with respect to each Swing Line Negotiated Rate Advance, the rate per annum agreed to by the Borrower and the Swing Line Lender in accordance with Section 2.5(b) as the interest rate that such Swing Line Negotiated Rate Advance shall bear.

                  "NON-EXTENDING LENDER": as defined in Section 2.15.

                  "NOTE": a Revolving Credit Note, a Competitive Bid Note or the Swing Line Note, as the case may be.

                  "NOTES": the Revolving Credit Notes, the Competitive Bid Notes and/or the Swing Line Note, as the case may be.

                  "NOTICE OF CONVERSION": a notice substantially in the form of Exhibit D.

                  "OBLIGATIONS": as defined in Section 2.14.

                  "OTHER TAXES": as defined in Section 3.10(c).

                  "OUTSTANDING PERCENTAGE": as of any date and with respect to any Lender, any Issuing Bank and the Swing Line Lender, as the case may be, a fraction, the numerator of which is the Outstandings of such Lender, such Issuing Bank or the Swing Line Lender, as applicable, on such date, and the denominator of which is the aggregate Outstandings of all Lenders, all Issuing Banks and the Swing Line Lender on such date.

                  "OUTSTANDINGS": as of any date, an amount equal to (i) with respect to any Lender, the outstanding principal balance on such date of all the Revolving Credit Loans and Competitive Bid Loans of such Lender PLUS the excess as of such date of (A) the aggregate sum of all payments made by such Lender after the Effective Date in participation of the Reimbursement Obligations and the Swing Line Loans, over (B) all reimbursements of such Lender after the Effective Date in respect thereof; (ii) with respect to any Issuing Bank, the excess as of such date of (A) the aggregate sum of all drafts honored under all Letters of Credit issued by such Issuing Bank after the Effective Date, over (B) all payments made after the Effective Date to such Issuing Bank by the Borrower and the Lenders in reimbursement thereof or participation therein, as the case may be; and (iii) with respect to the Swing Line Lender, the outstanding principal balance on such date of all Swing Line Loans MINUS the aggregate sum of all payments by any Lender in participation of such Swing Line Loans.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

                  "PENSION PLAN": any "employee pension benefit plan" as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which is subject to Title IV of ERISA and is maintained by the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or to which Borrower, any of its Subsidiaries or any of its ERISA Affiliates contributes or has an obligation to contribute.

                  "PERMITTED ACQUISITION": an Acquisition permitted by Section 8.4.

                  "PERMITTED LIEN": a Lien permitted to exist under Section 8.2.

                  "PERSON": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

                  "PRICING LEVEL": Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV or Pricing Level V, as applicable.

                  "PRICING LEVEL I": the applicable Pricing Level at any time when the Leverage Ratio is less than or equal to 1.25:1.00.

                  "PRICING LEVEL II": the applicable Pricing Level at any time when the Leverage Ratio is greater than 1.25:1.00 but less than or equal to 1.50:1.00.

                  "PRICING LEVEL III": the applicable Pricing Level at any time when the Leverage Ratio is greater than 1.50:1.00 but less than or equal to 2.00:1.00.

                  "PRICING LEVEL IV": the applicable Pricing Level at any time when the Leverage Ratio is greater than 2.00:1.00 but less than or equal to 2.50:1.00.

                  "PRICING LEVEL V": the applicable Pricing Level at any time when the Leverage Ratio is greater than 2.50:1.00.

                  "PROHIBITED TRANSACTION": a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA.

                  "PROPERTY": all types of real, personal, tangible, intangible or mixed property.

                  "PROPOSED LENDER": as defined in Section 3.12.

                  "RELEVANT DATE": (i) in the case of each Lender listed on the signature pages hereof, the Effective Date, and (ii) in the case of each other Lender, the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender.

                  "REGULATORY CHANGE": (i) the introduction or phasing in of any law, rule or regulation after the Relevant Date, (ii) the issuance or promulgation after the Relevant Date of any directive, guideline or request from any Governmental Authority (whether or not having the force of law), or (iii) any change after the Relevant Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any Governmental Authority charged with the administration thereof.

                  "REIMBURSEMENT AGREEMENT": as defined in Section 2.10(b).

                  "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse an Issuing Bank for amounts drawn under a Letter of Credit issued by such Issuing Bank.

                  "REPORTABLE EVENT": with respect to any Pension Plan, (i) any event set forth in Sections 4043(c) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring the Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or
(iii) any failure to make any payment required by Section 412(m) of the Code.

                  "REQUIRED LENDERS": at any time (i) prior to the Revolving Credit Commitment Termination Date, Lenders having Revolving Credit Commitment Amounts greater than or equal to 51% of the Aggregate Revolving Credit Commitment Amount, and (ii) at all other times, the Issuing Banks and the Lenders having Outstandings greater than or equal to 51% of the aggregate Outstandings of the Issuing Banks and the Lenders.

                  "RESTRICTED PAYMENT": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of Capital Stock in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Capital Stock to the holders of such shares) and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock in such Person now or hereafter outstanding.

                  "REVOLVING CREDIT COMMITMENT": in respect of any Lender, such Lender's undertaking during the Revolving Credit Commitment Period to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Revolving Credit Commitment Amount of such Lender.

                  "REVOLVING CREDIT COMMITMENT AMOUNT": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Revolving Credit Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed in Exhibit A, the "Revolving Credit Commitment Amount" which such Lender shall have assumed from another Lender in accordance with
Section 11.7 on or prior to such date, in each case as the same may be adjusted from time to time pursuant to Sections 2.7 and 11.7.

                  "REVOLVING CREDIT COMMITMENT PERIOD": the period from the Effective Date until the Revolving Credit Commitment Termination Date.

                  "REVOLVING CREDIT COMMITMENT TERMINATION DATE": the earlier of the Business Day immediately preceding the Maturity Date or such other date upon which the Revolving Credit Commitments shall have been terminated in accordance herewith.

                  "REVOLVING CREDIT EXPOSURE": with respect to any Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender's Revolving Credit Loans, PLUS (ii) an amount equal to such Lender's Letter of Credit Exposure.

                  "REVOLVING CREDIT LOAN" and "REVOLVING CREDIT LOANS": as defined in Section 2.1.

                  "REVOLVING CREDIT NOTE" and "REVOLVING CREDIT NOTES": as defined in Section 2.2.

                  "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

                  "SPECIAL COUNSEL": Emmet, Marvin & Martin, LLP, special counsel to the Administrative Agent.

                  "STANDARD & POOR'S": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "STANDBY LETTER OF CREDIT": a Letter of Credit issued by an Issuing Bank hereunder other than a Documentary Letter of Credit.

                  "SUBSIDIARY": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other analogous managing body or person thereof, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

                  "SWING LINE ABR ADVANCES": the Swing Line Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                  "SWING LINE COMMITMENT": the undertaking of the Swing Line Lender during the Swing Line Commitment Period to make Swing Line Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not in excess of the Swing Line Commitment Amount, and the commitment of the Lenders to participate therein as set forth in Section 2.3, as the same may be reduced pursuant to Section 2.6.

                  "SWING LINE COMMITMENT AMOUNT": $15,000,000.

                  "SWING LINE COMMITMENT PERIOD": the period from the Effective Date to, but excluding, the Swing Line Termination Date.

                  "SWING LINE EXPOSURE": at any time, in respect of any Lender, an amount equal to the aggregate outstanding principal amount of the Swing Line Loans at such time multiplied by such Lender's Commitment Percentage at such time.

                  "SWING LINE INTEREST PERIOD": subject to the provisions of
Section 3.4, with respect to any Swing Line Loan requested by the Borrower, the period commencing on the Borrowing Date with respect to such Swing Line Loan and ending on or between one and seven days thereafter, as selected by the Borrower in its irrevocable Borrowing Request, provided, however, that (i) if any Swing Line Interest Period would otherwise end on a day that is not a Business Day, such Swing Line Interest Period shall be extended to the next succeeding Business Day, and (ii) the Borrower shall select Swing Line Interest Periods so as not to have more than three different Swing Line Interest Periods outstanding at any one time for all Swing Line Loans.

                  "SWING LINE LOAN" and "SWING LINE LOANS": as defined in
Section 2.3(a).

                  "SWING LINE NEGOTIATED RATE ADVANCES": the Swing Line Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon a Negotiated Rate.

                  "SWING LINE NOTE": as defined in Section 2.4.

                  "SWING LINE PARTICIPATION AMOUNT": as defined in Section
2.3(d).

                  "SWING LINE TERMINATION DATE": the date which is five Business Days prior to the Maturity Date.

                  "TAX ON THE INCOME": as defined in Section 3.10(a).

                  "TAXES": as defined in Section 3.10(a).

                  "TERMINATION EVENT": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

                  "TYPE": with respect to any Revolving Credit Loan, the character of such Revolving Credit Loan as an ABR Advance or a Eurodollar Advance, each of which constitutes a type of loan.

                  "UNITED STATES": the United States of America (including the States thereof and the District of Columbia).

                  "UNQUALIFIED AMOUNT": as defined in Section 3.1(c).

                  "UPSTREAM DIVIDENDS": as defined in Section 8.12.

                  "U.S. PERSON": a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under any laws of the United States, or any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

         B.       Principles of Construction
                  --------------------------

                  1. All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

                  2. As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. For purposes of calculating any financial ratio or requirements contained in this Agreement (including for purposes of determining the applicable Pricing Level), GAAP as in effect on the Effective Date shall be utilized, PROVIDED, HOWEVER, that if at any time any change in GAAP would affect the computation of any such financial ratio or requirement, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                  3. The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

                  4. The phrase "may not" is prohibitive and not permissive.

                  5. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

                  6. Unless specifically provided in a Loan Document to the contrary, any reference to a time shall refer to such time in New York.

                  7. Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  8. References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.

                  9. The words "include" and "including", when used in each Loan Document, shall mean that the same shall be included "without limitation", unless otherwise expressly provided therein.


II.      AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT
         -----------------------------------------------

         A.       Revolving Credit Loans
                  ----------------------

                  Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make revolving credit loans (each a "REVOLVING CREDIT LOAN" and, as the context may require, collectively with all other Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the "REVOLVING CREDIT LOANS") to the Borrower from time to time during the Revolving Credit Commitment Period, provided that immediately after giving effect thereto a. such Lender's Revolving Credit Exposure would not exceed such Lender's Revolving Credit Commitment Amount, and b. the Aggregate Credit Exposure would not exceed the Aggregate Revolving Credit Commitment Amount. During the Revolving Credit Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Revolving Credit Commitments, all in accordance with the terms and conditions of this Agreement. Subject to the provisions of Sections 2.5 and 3.3, at the option of the Borrower, Revolving Credit Loans may be made as one or more (i) ABR Advances, (ii) Eurodollar Advances or (iii) any combination thereof.

         B.       Revolving Credit Notes
                  ----------------------

                  The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-1 (each, as indorsed or modified from time to time, a "REVOLVING CREDIT NOTE" and, collectively with the Revolving Credit Notes of all other Lenders, the "REVOLVING CREDIT NOTES"), payable to the order of such Lender. The outstanding principal balance of the Revolving Credit Loans shall be due and payable on the Maturity Date.

         C.       Swing Line Loans
                  ----------------

                  1. Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees to make swing line loans (each a "SWING LINE LOAN" and, collectively, the "SWING LINE LOANS") to the Borrower from time to time during the Swing Line Commitment Period, PROVIDED THAT immediately after making each Swing Line Loan, a. the Swing Line Lender's Credit Exposure would not exceed the Swing Line Lender's Revolving Credit Commitment Amount, b. the aggregate unpaid balance of the Swing Line Loans would not exceed the Swing Line Commitment Amount, and c. the Aggregate Credit Exposure would not exceed the Aggregate Revolving Credit Commitment Amount. During the Swing Line Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Swing Line Commitment, all in accordance with the terms and conditions of this Agreement. The initial Swing Line Loan shall be made either contemporaneously with or after the making of the first Revolving Credit Loans on the first Borrowing Date.

                  2. The Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when any Lender shall be in default of its obligations under this Agreement unless the Swing Line Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swing Line Lender's risk with respect to such defaulting Lender's participation in such Swing Line Loan. The Swing Line Lender will not make a Swing Line Loan if the Administrative Agent, or any Lender by notice to the Swing Line Lender and the Borrower no later than one Business Day prior to the Borrowing Date with respect to such Swing Line Loan, shall have determined that the conditions set forth in Section 6 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making such Loan. Each Swing Line Loan shall be due and payable on the day being the earliest of the last day of the Swing Line Interest Period applicable thereto, the date on which the Swing Line Commitment shall have been voluntarily terminated by the Borrower in accordance with Section 2.7, and the date on which the Swing Line Loans shall become due and payable pursuant to the provisions hereof, whether by acceleration or otherwise.

                  3. On any Business Day on which a Swing Line Loan shall be due and payable and shall remain unpaid, the Swing Line Lender may, in its sole discretion, give notice to the Lenders and the Borrower that such outstanding Swing Line Loan shall be funded with a borrowing of Revolving Credit Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under Sections 9.1(h) or (i)), in which case a borrowing of Revolving Credit Loans made as ABR Advances (each such borrowing, a "MANDATORY BORROWING"), shall be made by all Lenders pro rata based on each such Lender's Commitment Percentage on the Business Day immediately succeeding the giving of such notice. The proceeds of each Mandatory Borrowing shall be remitted directly to the Swing Line Lender to repay such outstanding Swing Line Loan. Each Lender irrevocably agrees to make a Revolving Credit Loan pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swing Line Lender notwithstanding:
a. the amount of such Mandatory Borrowing may not comply with the minimum amount for Loans otherwise required hereunder, b. whether any condition specified in
Section 6 is then unsatisfied, c. whether a Default then exists, d. the Borrowing Date of such Mandatory Borrowing, e. the aggregate principal amount of all Loans then outstanding, f. the Aggregate Credit Exposure at such time and g. the Aggregate Revolving Credit Commitment Amount at such time.

                  4. Upon each receipt by a Lender of notice of an Event of Default from the Administrative Agent pursuant to Section 10.5, such Lender shall purchase unconditionally, irrevocably, and severally (and not jointly) from the Swing Line Lender a participation in the outstanding Swing Line Loans (including accrued interest thereon) in an amount equal to the product of its Commitment Percentage and the outstanding amount of the Swing Line Loans (the "SWING LINE PARTICIPATION AMOUNT"). Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to this subsection (d) that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

                  5. In furtherance of subsection (d) above, upon each receipt by a Lender of notice of an Event of Default from the Administrative Agent pursuant to Section 10.5, such Lender shall promptly make available to the Administrative Agent for the account of the Swing Line Lender its Swing Line Participation Amount at the office of the Administrative Agent specified in
Section 11.2, in lawful money of the United States and in immediately available funds. The Administrative Agent shall deliver the payments made by each Lender pursuant to the immediately preceding sentence to the Swing Line Lender promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Administrative Agent and the Swing Line Lender from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, reasonable out-of-pocket costs and expenses, resulting from any failure on the part of such Lender to pay, or from any delay in paying the Administrative Agent any amount such Lender is required to pay in accordance with this subsection (e) upon receipt of notice of Event of Default from the Administrative Agent pursuant to Section 10.5 (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or the Swing Line Lender, as the case may be, resulting from the gross negligence or willful misconduct of the Administrative Agent or the Swing Line Lender, as the case may be), and such Lender shall be required to pay interest to the Administrative Agent for the account of the Swing Line Lender from the date such amount was due until paid in full, on the unpaid portion thereof, at a rate of interest per annum equal to (i) from the date such amount was due until the third day therefrom, the Federal Funds Rate, and (ii) thereafter, the Federal Funds Rate plus 2%, payable upon demand by the Swing Line Lender. The Administrative Agent shall distribute such interest payments to the Swing Line Lender upon receipt thereof in like funds as received.

                  6. Whenever the Administrative Agent is reimbursed by the Borrower, for the account of the Swing Line Lender, for any payment in connection with Swing Line Loans and such payment relates to an amount previously paid by a Lender pursuant to this Section, the Administrative Agent will promptly pay over such payment to such Lender. In the event that amounts are due to more than one Lender under this subsection, such reimbursements shall be paid over to such Lenders on a pro rata basis.

         D.       Swing Line Note
                  ---------------

                  The Swing Line Loans made by the Swing Line Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-2 (as indorsed or modified from time to time, including all replacements thereof and substitutions therefor, the "SWING LINE NOTE"), payable to the order of the Swing Line Lender.

         E.       Procedure For Borrowing
                  -----------------------

                  1. REVOLVING CREDIT LOANS. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall notify the Administrative Agent by the delivery of a Borrowing Request, which shall be sent by telecopy and shall be irrevocable (confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent of a Borrowing Request manually signed by the Borrower), no later than: 12:00 noon, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances, and 12:00 noon, one Business Day prior to the requested Borrowing Date, in the case of ABR Advances, specifying (1) the aggregate principal amount to be borrowed under the Revolving Credit Commitments, (2) the requested Borrowing Date, (3) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof and (4) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Interest Period for each such Eurodollar Advance. Each (i) Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be converted to a Eurodollar Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $2,000,000 or such amount PLUS a whole multiple of $1,000,000 in excess thereof and (ii) each ABR Advance made on each Borrowing Date shall equal no less than $2,000,000 or such amount PLUS a whole multiple of $1,000,000 in excess thereof or, if less, the unused portion of the Aggregate Revolving Credit Commitment Amount.

                  2. SWING LINE LOANS. The Borrower may borrow under the Swing Line Commitment on any Business Day during the Swing Line Commitment Period, provided that the Borrower shall notify the Administrative Agent and the Swing Line Lender (by telephone or telecopy confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent and the Swing Line Lender of a Borrowing Request manually signed by the Borrower) no later than: 12:00 noon, on the requested Borrowing Date, in the case of Swing Line Negotiated Rate Advances and 3:00 p.m. on the requested Borrowing Date, in the case of Swing Line ABR Advances, specifying a. the aggregate principal amount to be borrowed under the Swing Line Commitment, b. the requested Borrowing Date, c. whether such borrowing is to consist of one or more Swing Line Negotiated Rate Advances, Swing Line ABR Advances, or a combination thereof and d. the length of the Swing Line Interest Period for each Swing Line Loan, provided, however, that no Swing Line Interest Period selected in respect of any Swing Line Loan shall end after the Swing Line Termination Date. The Swing Line Lender will then, subject to its determination that the terms and conditions of this Agreement have been satisfied and, in the case of a Swing Line Negotiated Rate Advance, subject to its agreement with the Borrower on the Negotiated Rate to be applicable thereto, make the requested amount available promptly on that same day, to the Administrative Agent who, thereupon, will promptly make such amount available to the Borrower at the office of the Administrative Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office of the Administrative Agent. Each borrowing of Swing Line Loans shall be in an aggregate principal amount equal to $500,000 or such amount plus a whole multiple of $100,000 in excess thereof or, if less, the unused portion of the Swing Line Commitment Amount.

                  3. FUNDING OF REVOLVING CREDIT LOANS. Upon receipt of each Borrowing Request requesting Revolving Credit Loans, the Administrative Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of the requested Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth in Section 11.2 not later than 12:00 noon on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Administrative Agent at such office. The amounts so made available to the Administrative Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as reasonably determined by the Administrative Agent, be made available on such date to the Borrower by the Administrative Agent at the office of the Administrative Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Administrative Agent.

                  4. FAILURE TO FUND. Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by telecopy or other writing) that such Lender will not make available to the Administrative Agent such Lender's Commitment Percentage of the Revolving Credit Loans requested by the Borrower, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the requested Revolving Credit Loans from the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its Commitment Percentage of such Revolving Credit Loans available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such cor-responding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.1 for ABR Advances, and, in the case of such Lender, at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment until the date such payment is received by the Administrative Agent and the Federal Funds Rate plus 2% thereafter. Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Loan as part of the Revolving Credit Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Revolving Credit Loans.

                  5. NETTING. If a Lender makes a new Revolving Credit Loan on a Borrowing Date on which the Borrower is to repay a Revolving Credit Loan from such Lender, such Lender shall apply the proceeds of such new Revolving Credit Loan to make such repayment, and only the excess of the proceeds of such new Revolving Credit Loan over the Revolving Credit Loan being repaid need be made available to the Administrative Agent.

         F.       Competitive Bid Procedure
                  -------------------------

                  1. The Borrower may, provided that no Default shall have occurred and be continuing, request Competitive Bids during the Revolving Credit Commitment Period by delivering by hand or telecopy to the Administrative Agent a duly completed Competitive Bid Request not later than 1:00 p.m. three Business Days prior to the proposed Borrowing Date therefor, in the case of Competitive Bid Index Rate Loans, and not later than 1:00 p.m. two Business Days prior to the proposed Borrowing Date therefor in all other cases. A request for Competitive Bids that does not conform substantially to the format of Exhibit I may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy. Each Competitive Bid Request shall specify a. the amount of each Competitive Bid Loan requested and, if applicable, its nature as a Competitive Bid Index Rate Loan, b. the proposed Borrowing Date for each such Competitive Bid Loan, and c. the Competitive Interest Period with respect to each such Competitive Bid Loan, provided that the number of different Competitive Interest Periods in a single Competitive Bid Request shall not exceed four. Promptly after its receipt of each Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopy (in the form of Exhibit J) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Bid Loans pursuant to such Competitive Bid Request.

                  2. Each Lender may, in its sole and absolute discretion, make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request.

Each Competitive Bid by a Lender must be received by the Administrative
Agent not later than 10:00 a.m., two Business Days prior to the requested Borrowing Date in the case of a Competitive Bid Index Rate Loan and not later than 10:00 a.m. one Business Day prior to the requested Borrowing Date in all other cases. Bids to make Competitive Bid Loans that do not conform substantially to the format of Exhibit K shall be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall be irrevocable and shall specify a. the amount (which (1) shall be in a minimum principal amount of $2,000,000, or a whole multiple of $1,000,000 in excess thereof, and
(2) may equal the entire principal amount requested by the Borrower) of such Competitive Bid Loan, b. whether the Competitive Bid Loan that the Lender is willing to make is to be a Competitive Bid Index Rate Loan, c. the Competitive Bid Rate with respect to such Competitive Bid Loan, and d. the Competitive Interest Period with respect to such Competitive Bid Loan and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by telecopy not later than 10:00 a.m., two Business Days prior to the requested Borrowing Date in the case of a Competitive Bid Index Rate Loan and not later than 10:00 a.m. one Business Day prior to the requested Borrowing Date in all other cases, provided that the failure by any Lender to give any such notice shall not obligate such Lender to make any Competitive Bid Loan in connection with the relevant Competitive Bid Request.

                  3. With respect to each Competitive Bid Request, the Administrative Agent shall (i) promptly notify the Borrower by telecopy of each Competitive Bid made, the amount of each Competitive Bid Loan offered thereby and its nature, if applicable, as a Competitive Bid Index Rate Loan, the Competitive Bid Rate applicable thereto, and the identity of the Lender that made such Competitive Bid, and (ii) send a list of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process.

                  4. The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.6(d), accept or reject any Competitive Bid made in accordance with the procedures set forth in this Section 2.6, and the Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any or all of such Competitive Bids, not later than 12:00 noon, two Business Days prior to the requested Borrowing Date in the case of a Competitive Bid Index Rate Loan and not later than 12:00 noon, one Business Day prior to the requested Borrowing Date in all other cases, provided, however, that the failure by the Borrower to give such notice shall be deemed to be a rejection of all such Competitive Bids. In connection with each acceptance of one or more Competitive Bids by the
Borrower:

                  a. the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a Competitive Bid made at a lower Competitive Bid Rate,

                  b. the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive

         Bid Request therefor,

                  c. if the Borrower shall desire to accept a Competitive Bid made at a particular Competitive Bid Rate, it must accept all other Competitive Bids at such Competitive Bid Rate, provided, however, that if the acceptance of all such other Competitive Bids would cause the aggregate amount of all such accepted Competitive Bids to exceed the amount requested, then such acceptance shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate,

                  d. except pursuant to Section 2.6(d)(iii), no Competitive Bid shall be accepted unless the Competitive Bid Loan with respect thereto shall be in (1) a minimum principal amount of $2,000,000, or a whole multiple of $1,000,000 in excess thereof, or (2) if less, an aggregate principal amount equal to the excess of the Aggregate Revolving Credit Commitment Amount over the outstanding principal balance of all Loans; and

                  e. a Lender's obligation to lend its Commitment Percentage of Revolving Credit Loans requested by the Borrower shall not be affected by such Lender making a Competitive Bid Loan.

                  5. The Administrative Agent shall promptly notify each bidding Lender whether or not each Competitive Bid of such Lender has been accepted (and, if so, in what amount) by telecopy sent by the Administrative Agent, and, if such Competitive Bid has been accepted by the Borrower, in whole or in part, such bidding Lender shall, after its receipt of such notice and no later than 12:00 noon on the proposed Borrowing Date for such Competitive Bid Loan, make immediately available funds available to the Administrative Agent at the address therefor set forth in Section 11.2, in the amount in which such Competitive Bid was accepted by the Borrower, and the amount so made available to the Administrative Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as reasonably determined by the Administrative Agent, be made available on such Borrowing Date to the Borrower by the Administrative Agent at such office by crediting the account of the Borrower on the books of such office with the aggregate of said amount received by the Administrative Agent. Notwithstanding anything to the contrary contained herein, no Lender shall be obligated to make a Competitive Bid Loan if immediately after making such Competitive Bid Loan, the Aggregate Credit Exposure would exceed the Aggregate Revolving Credit Commitment Amount.

                  6. A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless the Borrower has accepted one or more Competitive Bids pursuant to a Competitive Bid Request made within such five Business Days.

                  7. If the Administrative Agent shall elect to submit a Competitive

Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower fifteen minutes earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to Section 2.6(b).

                  8. All notices required by this Section 2.6 shall be given in accordance with Section 11.2.

                  9. The Competitive Bid Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-3 (each, as indorsed or modified from time to time, a "COMPETITIVE BID NOTE"), payable to the order of such Lender and dated the Effective Date. Each Competitive Bid Loan shall be due and payable on the last day of the Competitive Interest Period applicable thereto.

         G.       Termination or Reduction of Commitments
                  ---------------------------------------

                  1. VOLUNTARY TERMINATION OR REDUCTIONS. Except as provided in
Section 2.15(b), at the Borrower's option and upon at least three Business Days' prior irrevocable notice to the Administrative Agent, the Borrower may (i) at any time when the Aggregate Credit Exposure shall be zero, terminate the Revolving Credit Commitments, the Swing Line Commitment and the Letter of Credit Commitment, or (ii) at any time and from time to time permanently reduce the Aggregate Revolving Credit Commitment Amount, the Swing Line Commitment Amount or the Letter of Credit Commitment Amount, PROVIDED that a. each such partial reduction shall be in an amount equal to at least to $1,000,000 or such amount PLUS a whole multiple of $1,000,000 in excess thereof, b. the Swing Line Commitment Amount and the Letter of Credit Commitment Amount shall not exceed the Aggregate Revolving Credit Commitment Amount after giving effect to any such reduction, and c. immediately after giving effect to each such reduction, the Aggregate Revolving Credit Commitment Amount shall equal or exceed the Aggregate Credit Exposure MINUS the amount, if any, on deposit in the Cash Collateral Account. Notwithstanding the foregoing, if at any time the Aggregate Credit Exposure is greater than zero but there are no Loans outstanding, the Borrower may terminate the Revolving Credit Commitments so long as it deposits Cash Collateral in the Cash Collateral Account in an amount at least equal to the Aggregate Credit Exposure.

                  2. IN GENERAL. Except as otherwise provided in Section 2.15(b), each reduction of the Aggregate Revolving Credit Commitment Amount shall be made by reducing each Lender's Revolving Credit Commitment Amount by an amount equal to such Lender's Commitment Percentage of such reduction. Simultaneously with each reduction of the Aggregate Revolving Credit Commitment Amount under this Section, the Borrower shall pay the Facility Fee accrued on the amount by which the Aggregate Revolving Credit Commitment Amount has been reduced.

         H.       Prepayments of the Loans
                  ------------------------

                  1. VOLUNTARY PREPAYMENTS. The Borrower may, at its option, prepay the Revolving Credit Loans, without premium or penalty (but subject to Section 3.5), in full at any time or in part from time to time by notifying the Administrative Agent in writing at least one Business Day prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of ABR Advances, and at least three Business Days prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of Eurodollar Advances, specifying whether the Revolving Credit Loans to be prepaid consist of ABR Advances, Eurodollar Advances, or a combination thereof, the amount to be prepaid and the date of prepayment. Each such notice shall be irrevocable and the amount specified in each such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Each partial prepayment of the Revolving Credit Loans pursuant to this subsection shall be in an aggregate principal amount of $2,000,000 or such amount PLUS a whole multiple of $1,000,000 in excess thereof, or, if less, the outstanding principal balance of the Revolving Credit Loans. Competitive Bid Loans may not be prepaid.

                  (b) IN GENERAL. Simultaneously with each prepayment of a Loan, the Borrower shall prepay all accrued interest on the amount prepaid through the date of prepayment. If any prepayment is made in respect of any Eurodollar Advance, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 3.5.

         I.       Use of Proceeds
                  ---------------

                  The Borrower agrees that the proceeds of the Loans or Letters of Credit shall be used solely, directly or indirectly, to a. repay the Borrower's Indebtedness under the KeyBank Loan Documents, b. pay all of the Fees due hereunder, c. pay the reasonable out-of-pocket fees and expenses incurred by the Borrower in connection with the Loan Documents and d. for the Borrower's working capital and general corporate purposes not inconsistent with the provisions hereof. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower agrees that no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, for a purpose which violates any law, including the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended.

         J.       Letter of Credit Sub-Facility
                  -----------------------------

                  1. CoreStates issued the Existing Letters of Credit under the KeyBank Loan Documents. As of the Effective Date, each Lender (other than CoreStates) assumes a portion of the risk associated with the Existing Letters of Credit in accordance with its Commitment Percentage. Subject to the terms and conditions of this Agreement, each Issuing Bank agrees, in reliance on the agreement of the other Lenders set forth in Section 2.11, to issue Documentary Letters of Credit and Standby Letters of Credit (together with the Existing Letters of Credit, the "LETTERS OF CREDIT", and each individually, a "LETTER OF CREDIT") denominated in Dollars during the Revolving Credit Commitment Period for the account of the Borrower, provided that immediately after the issuance of each Letter of Credit, (i) the Letter of Credit Exposure of all Lenders (whether or not the conditions for drawing under any

Letter of Credit have or may be satisfied) would not exceed the Letter of Credit Commitment Amount and (ii) the Aggregate Credit Exposure would not exceed the Aggregate Revolving Credit Commitment Amount. Each Letter of Credit shall have an expiration date which shall be not later than the earlier of (i) twelve months after the date of issuance thereof or (ii) ten Business Days before the Maturity Date. No Letter of Credit shall be issued by an Issuing Bank if such Issuing Bank, or any Lender by notice to the Issuing Banks and the Administrative Agent no later than 1:00 p.m. one Business Day prior to the requested date of issuance of such Letter of Credit, shall have determined that any condition set forth in Sections 5 or 6 has not been satisfied.

                  2. Each Letter of Credit shall be issued for the account of the Borrower in support of an obligation of the Borrower or any of its Subsidiaries in favor of a beneficiary who has requested the issuance of such Letter of Credit as a condition to a transaction entered into in the ordinary course of business. The Borrower shall have the option of designating which of the Issuing Banks shall issue a Letter of Credit. The Borrower shall give the applicable Issuing Bank (with a copy to the Administrative Agent) a Letter of Credit Request (which may be given by electronic means) for the issuance of each Letter of Credit to be issued by such Issuing Bank. Each Letter of Credit to be issued hereunder shall be issued pursuant to the applicable Issuing Bank's standard and customary form of application and agreement for Documentary Letters of Credit or Standby Letters of Credit, as applicable, or Master Letter of Credit Agreement for Documentary Letters of Credit or Standby Letters of Credit, as applicable (or any equivalent agreement however named) then in use (each a "REIMBURSEMENT AGREEMENT"), and shall identify: a. respective dates of issuance and expiry of such Letter of Credit (which date of expiry shall conform to the requirements of subsection (a) above), b. the amount of such Letter of Credit,
c. the beneficiary of such Letter of Credit and d. the drafts or other documents (if any) necessary to be presented to the Issuing Bank upon a drawing thereunder.

                  3. Upon each payment by an Issuing Bank of a draft drawn under a Letter of Credit, the Borrower shall pay to such Issuing Bank an amount equal to such payment.

                  4. The Issuing Bank shall notify the Administrative Agent of the issuance by it of a Letter of Credit including the information set forth in the last sentence of subsection (b), and shall provide the Administrative Agent such other information with respect thereto as the Administrative Agent may from time to time request.

                  5. Notwithstanding anything to the contrary contained herein or in any Reimbursement Agreement, to the extent that the terms of this Agreement shall be inconsistent with the terms of such Reimbursement Agreement, the terms of this Agreement shall govern.

         K.       Letter of Credit Participation and Funding Commitments
                  ------------------------------------------------------

                  1. Each Lender hereby unconditionally, irrevocably and severally (and not jointly) for itself only and without any notice to or the taking of any action by such Lender, takes (i) on the Effective Date with respect to the Existing Letters of Credit, and (ii) on the issuance of any Letter of Credit issued on or after the Effective Date, an undivided participating interest in the obligations of each Issuing Bank under and in connection with each of its Letters of Credit in an amount equal to such Lender's Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to each Issuing Bank for its Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each of its Letters of Credit. Each Lender shall also be liable for its Commitment Percentage of any amounts paid by the Borrower pursuant to Sections 2.10(c) or 2.12 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

                  2. Each Issuing Bank will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Lender (which notice shall be promptly confirmed in writing) of the date and the amount of any draft presented under each of its Letters of Credit with respect to which full reimbursement is not made as provided in Section 2.10(c), and forthwith upon receipt of each such notice, such Lender (other than such Issuing Bank in its capacity as a Lender) shall make available to the Administrative Agent for the account of such Issuing Bank its Commitment Percentage of the amount of such unreimbursed draft at the office of the Administrative Agent specified in
Section 11.2, in lawful money of the United States and in immediately available funds, before 4:00 p.m., on the day such notice was given by the Administrative Agent, if the relevant notice was given by the Administrative Agent at or prior to 1:00 p.m., on such day, and before 12:00 noon, on the next Business Day, if the relevant notice was given by the Administrative Agent after 1:00 p.m., on such day. The Administrative Agent shall distribute the payments made pursuant to the immediately preceding sentence to such Issuing Bank promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Administrative Agent and such Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses), resulting from any failure on the part of such Lender perform its obligations in accordance with this Section (except in respect of losses, liabilities or other obligations suffered by such Issuing Bank to the extent resulting from the gross negligence or willful misconduct of such Issuing Bank). If a Lender does not make any payment required under this
Section 2.11 when due, such Lender shall be required to pay interest to the Administrative Agent for the account of such Issuing Bank (upon demand therefor) on the amount of such payment at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment and the Federal Funds Rate plus 2% thereafter until the date such payment is received by the Administrative Agent. The Administrative Agent shall distribute such interest payments to such Issuing Bank upon receipt thereof in like funds as received.

                  3. Whenever any Issuing Bank is reimbursed by the Borrower, or the Administrative Agent is reimbursed by the Borrower, for the account of such Issuing Bank, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender pursuant to this Section 2.11, the Administrative Agent (or such Issuing Bank, to the extent that it has received the same) will pay over such payment to such Lender a. before 4:00 p.m. on the day such payment from the Borrower is received, if such payment is received at or prior to 1:00 p.m. on such day, or b. before 12:00 noon on the next succeeding Business Day, if such payment from the Borrower is received after 1:00 p.m. on such day. In the event that amounts are due to more than one Lender under this subsection, such reimbursements shall be paid over to such Lenders on a pro rata basis.

         L.       Absolute Obligation With Respect to Letter of Credit Payments
                  -------------------------------------------------------------

                  The Borrower's obligation to reimburse the Administrative Agent for the account of each Issuing Bank in respect of each payment under or in respect of such Issuing Bank's Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Administrative Agent, any Issuing Bank, as issuer of such Letter of Credit, any Lender or any other Person, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit; provided, that, with respect to any Letter of Credit, the foregoing shall not relieve any Issuing Bank of any liability it may have to the Borrower for any actual damages sustained by the Borrower arising from a wrongful payment under such Letter of Credit made as a result of such Issuing Bank's gross negligence or willful misconduct.

         M.       Payments
                  --------

                  1. Each payment, including each prepayment, of principal and interest on the Loans, of the Facility Fee, the Letter of Credit Commissions and of all of the other fees to be paid to the Administrative Agent and the Lenders in connection with this Agreement (the Facility Fee and the Letter of Credit Commissions, together with all of such other fees, being sometimes hereinafter collectively referred to as the "FEES") shall be made by the Borrower prior to 1:00 p.m. on the date such payment is due to the Administrative Agent for the account of the applicable Lenders at the Administrative Agent's office specified in Section 11.2, in each case in lawful money of the United States, in immediately available funds and without set-off or counterclaim. As between the Borrower and the Lenders, any payment by the Borrower to the Administrative Agent for the account of the Lenders shall be deemed to be payment by the Borrower to the Lenders. The failure of the Borrower to make any such payment by such time shall not constitute a Default, provided that such payment is made on such due date, but any such payment made after 1:00 p.m. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. Subject to Section 9.2(b), promptly upon receipt by the Administrative Agent of each payment, including each prepayment, pursuant to this Section, the Administrative Agent shall remit such payment in like funds as received as follows: a. in the case of the Facility Fee and the

Letter of Credit Commissions, to each Lender according to its Commitment Percentage, and b. in the case of principal and interest on the Loans, to each Lender pro rata according to its Outstanding Percentage of the amount of principal or interest, as the case may be, which is then due and payable to the Lenders.

                  2. If any payment hereunder, under the Notes or under any Reimbursement Agreement shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension, provided, however that if such next Business Day is after the Maturity Date, any such payment shall be due on the immediately preceding Business Day.

         N.       Cash Collateral Account
                  -----------------------

                  At, or at any time before, the time the Borrower shall be required to make a deposit into the Cash Collateral Account, the Administrative Agent shall establish and maintain at its offices at One Wall Street, New York, New York in the name of the Borrower but under the sole dominion and control of the Administrative Agent, a cash collateral account designated as "OfficeMax, Inc./Cash Collateral Account" (the "CASH COLLATERAL ACCOUNT"). The Borrower may from time to time make one or more deposits into the Cash Collateral Account. The Borrower hereby pledges to the Administrative Agent for its benefit, the benefit of the Administrative Agent, the Issuing Banks and the pro rata benefit of the Lenders, a Lien on and security interest in the Cash Collateral Account and all sums at any time and from time to time on deposit therein (the Cash Collateral Account, together with all sums on deposit therein, being sometimes hereinafter collectively referred to as the "CASH COLLATERAL"), as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, of all the obligations of the Borrower under the Loan Documents (the "OBLIGATIONS"). The Borrower agrees that at any time and from time to time at its expense, it will promptly execute and deliver to the Administrative Agent any further instruments and documents, and take any further actions, that may be necessary or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Cash Collateral. The Borrower agrees that it will not a. sell or otherwise dispose of any of the Cash Collateral, or b. create or permit to exist any Lien upon any of the Cash Collateral other than Liens in favor of the Administrative Agent, the Issuing Banks and the Lenders. The Borrower hereby authorizes the Administrative Agent, promptly after each drawing under any Letter of Credit shall become due and payable, to apply any and all cash on deposit in the Cash Collateral Account towards the reimbursement of the applicable Issuing Bank for all sums paid in respect of such drawing, and all other Obligations which shall then be due and owing.

         O.       Extension of Maturity Date
                  --------------------------

                  1. Provided that no Default shall exist, the Borrower may request that the Maturity Date be extended for additional years (but in no event by more than one year per request) by giving written notice thereof (each an "EXTENSION REQUEST"), substantially in the form of Exhibit M, to the Administrative Agent at any time (but in no event later than one year prior to the then Maturity Date in the case of the initial Extension Request) and, upon receipt of each such notice, the Administrative Agent shall promptly notify each Lender thereof. Subject to Section 2.15(b), the then current Maturity Date shall not be extended unless and until each Lender, in its sole and absolute discretion, shall have consented in writing to such request, in which event such then current Maturity Date shall be extended to the day which is one year after the then current Maturity Date, PROVIDED THAT if such day is not a Business Day, then such then current Maturity Date shall be extended to the immediately preceding Business Day. Subject to Section 2.15(b), in the event that any Lender shall not have granted its consent to an Extension Request, the then current Maturity Date shall remain in effect. Each Lender shall respond to each Extension Request by no later than the 30th day following the date of the relevant Extension Request (each an "EXPIRATION DATE"), provided that each Lender which shall have failed so to respond by such time shall be deemed not to have consented thereto. In the event that any Lender declines to grant an Extension Request, the Administrative Agent shall promptly notify the Borrower of the name of each such Lender but the Administrative Agent shall have no liability for any delay in delivering, or any failure to deliver, such notice.

                  2. Notwithstanding any provision of Section 2.15(a) to the contrary, in the event that Lenders having Revolving Credit Commitment Amounts equal to or more than 66-2/3% of the Aggregate Revolving Credit Commitment Amount desire to extend the Maturity Date pursuant to Section 2.15(a) (collectively, the "CONTINUING LENDERS"), the Borrower shall have the right, provided that no Default shall have occurred and be continuing, to replace or remove any Lender that does not desire to extend the Maturity Date (each a "NON-EXTENDING LENDER") by giving the Administrative Agent notice, no later than 20 days after the later of the relevant Expiration Date and the Borrower's receipt from the Administrative Agent of the names of Non-Extending Lenders, of its intent to extend the Maturity Date. On or prior to the then current Maturity Date, the Borrower shall, with respect to each Non-Extending Lender, either a. reduce the Aggregate Revolving Credit Commitment Amount to an amount equal to the Aggregate Revolving Credit Commitment Amounts of the Continuing Lenders and pay or cause to be paid to the Administrative Agent for the account of such Non-Extending Lender all principal, interest, fees and other amounts accrued or owing to such Non-Extending Lender under the Loan Documents (in which case, the Commitment of such Non-Extending Lender shall automatically terminate), or b. replace such Non-Extending Lender. In the event that the Borrower shall not have replaced a Non-Extending Lender for any reason by the then current Maturity Date, the Borrower shall be deemed to have elected to reduce the Aggregate Revolving Credit Commitment Amount by the Revolving Credit Commitment Amount of such Non-Extending Lender. In the event of a replacement of a Non-Extending Lender, such Non-Extending Lender agrees to assign, without recourse, representation or warranty, all of its rights and obligations under the Loan Documents, with the prior consent of the Administrative Agent (which consent shall not be unrea-sonably withheld), to one or more Extending Lenders in such percentages as shall be determined by the Borrower, upon payment by such Extending Lender(s) to such Non-Extending Lender of all principal, interest, fees and other amounts accrued or owing to such Non-Extending Lender under the Loan Documents. In the event that the Borrower shall have elected (or be deemed to have elected) to replace or remove a Non-Extending Lender pursuant to this Section 2.15(b), then, on the date, if any, upon which all of the Borrower's obligations under this Section 2.15(b) shall have been satisfied, the then current Maturity Date shall be extended to the day which is one year thereafter, PROVIDED THAT (1) if such day is not a Business Day, then such then current Maturity Date shall be extended to the immediately preceding Business Day, and (2) if the Borrower shall not have satisfied such obligations on or prior to the then current Maturity Date, then such Maturity Date shall not be extended.


III.     INTEREST, FEES, YIELD PROTECTIONS, ETC.
         ---------------------------------------

         A.       Interest Rate And Payment Dates
                  -------------------------------

                  1. PRIOR TO MATURITY. Except as otherwise provided in Section 3.1(b) and 3.1(c), prior to maturity, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

                  ADVANCES/LOANS                          RATE
                  --------------                          ----

                  Each ABR Advance                Alternate Base Rate.

                  Each Eurodollar Advance         Eurodollar Rate for the
                                                  applicable Interest Period
                                                  PLUS the Applicable Margin.

                  Each Competitive Bid Loan       Competitive Bid Rate
                                                  applicable thereto.

                  Each Swing Line ABR Advance     Alternate Base Rate.

                  Each Swing Line Negotiated
                  Rate Advance                   Negotiated Rate applicable to
                                                  such Swing Line Negotiated
                                                  Rate Advance.

                  2. LATE CHARGES. Upon the occurrence and during the continuance of an Event of Default under Sections 9.1(a) or (b), the unpaid principal balance of the Loans shall bear interest payable on demand at a rate per annum (whether before or after the entry of a judgment thereon) equal to 2% PLUS the rate which would otherwise be applicable under Section 3.1(a), and any overdue interest or other amount payable under the Loan Documents shall bear interest (whether before or after the entry of a judgment thereon) payable on demand at a rate per annum equal to 2% PLUS the Alternate Base Rate.

                  3. HIGHEST LAWFUL RATE. At no time shall the interest rate payable on the Loans of any Lender, together with the Fees and all other amounts payable under the Loan Documents to such Lender, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate applicable to such Lender. If with respect to any Lender for any period during the term of this Agreement, any amount paid to such Lender under the Loan Documents, to the extent the same shall (but for the provisions of this Section) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period (such amount being hereinafter referred to as an "UNQUALIFIED AMOUNT"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans of such Lender, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable under the Loan Documents to such Lender in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, then the Borrower shall pay to such Lender in respect of such period an amount (each a "COMPENSATORY INTEREST PAYMENT") equal to the lesser of
(x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate applicable to such Lender during such period, and (y) an amount equal to the Unqualified Amount less all other Compensatory Interest Payments made in respect thereof.

                  4. IN GENERAL. Interest on a. ABR Advances and Swing Line ABR Advances to the extent based on the BNY Rate shall be calculated on the basis of a 365 or 366-day year (as the case may be), and b. ABR Advances and Swing Line ABR Advances to the extent based on the Federal Funds Rate, on Eurodollar Advances, on Competitive Bid Loans and on Swing Line Negotiated Rate Advances shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed. Except as otherwise provided in Section 3.1(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. The Borrower acknowledges that to the extent interest payable on ABR Advances and on Swing Line ABR Advances is based on the BNY Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

         B.       Fees
                  ----

                  1. LETTER OF CREDIT COMMISSIONS. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, commissions (the "LETTER OF CREDIT COMMISSIONS") with respect to the Letters of Credit for the period from and including the date of issuance of each thereof to and including the expiration date thereof, at a rate per annum equal to a. in the case of each Standby Letter of Credit, the Applicable Fee Percentage in effect on the date of issuance thereof on the average daily maximum amount available under any contingency to be drawn under such Standby Letter of Credit and b. in the case of each Documentary Letter of Credit, the product of the Applicable Fee Percentage in effect on the date of issuance thereof on the average daily maximum amount available under any contingency to be drawn under such Documentary Letter of Credit MULTIPLIED BY 30%. The Letter of Credit Commissions shall be c. calculated on the basis of a 360-day year for the actual number of days elapsed and d. payable quarterly in arrears on the last day of each March, June, September and December of each year and on the date that the Revolving Credit Commitments shall expire. In addition to the Letter of Credit Commissions, the Borrower agrees to pay to the applicable Issuing Bank, for its own account, such Issuing Bank's standard fees and charges, if any, customarily charged to customers similar to the Borrower with respect to any Letter of Credit issued by such Issuing Bank or such other fees and charges as agreed upon between the Borrower and such Issuing Bank.

                  2. FACILITY FEE. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "FACILITY FEE"), during the period from the Effective Date through the later of the Maturity Date and the date on which all Loans shall have been paid in full, at a rate per annum equal to the Applicable Fee Percentage on the average daily Aggregate Revolving Credit Commitment Amount, regardless of usage or, after the Commitments have been terminated on the average daily Aggregate Credit Exposure. The Facility Fee shall be payable a. quarterly in arrears on the last day of each March, June, September and December during such period commencing on the first such day following the Effective Date, b. on the date of any reduction in the Aggregate Revolving Credit Commitment Amount (to the extent of such reduction), c. on the Maturity Date and d. after the Maturity Date, on demand. The Facility Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

                  3. ADMINISTRATIVE AGENT'S AND ISSUING BANKS' FEES. The Borrower agrees to pay to the Administrative Agent and each Issuing Bank, for their own respective accounts, such other fees as have been agreed to in writing by the Borrower, the Administrative Agent and such Issuing Bank.

         C.       Conversions
                  -----------

                  1. The Borrower may elect from time to time to convert one or more Eurodollar Advances to ABR Advances by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, specifying the amount to be converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Eurodollar Interest Period applicable thereto. In addition, the Borrower may elect from time to time to convert a. ABR Advances to Eurodollar Advances and b. Eurodollar Advances to new Eurodollar Advances by selecting a new Eurodollar Interest Period therefor, in each case by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, in the case of a conversion to Eurodollar Advances, specifying the amount to be so converted and the initial Eurodollar Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such conversion of Eurodollar Advances to new Eurodollar Advances shall only be made on the last day of the Eurodollar Interest Period applicable to the Eurodollar Advances which are to be converted to such new Eurodollar Advances. Each such notice shall be irrevocable and shall be given by the delivery by telecopy of a Notice of Conversion (confirmed promptly, and in any event within five Business Days, by the delivery to the Administrative Agent of a Notice of Conversion manually signed by the Borrower). The Administrative Agent shall promptly provide the Lenders with notice of each such election. Advances may be converted pursuant to this Section in whole or in part, provided that the amount to be converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.5 and having the same Eurodollar Interest Period as such first Eurodollar Advance, shall equal no less than $2,000,000 or such amount PLUS a whole multiple of $1,000,000 in excess thereof.

                  2. Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default, the Borrower shall have no right to elect to convert any existing ABR Advance to a new Eurodollar Advance or to convert any existing Eurodollar Advance to a new Eurodollar Advance. In such event, all ABR Advances shall be automatically continued as ABR Advances and all Eurodollar Advances shall be automatically converted to ABR Advances on the last day of the Eurodollar Interest Period applicable to such Eurodollar Advance.

                  3. Each conversion shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that any such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

                  4. Competitive Bid Loans may not be converted.

         D.       Concerning Eurodollar Interest Periods and Swing Line Interest
                  --------------------------------------------------------------
                  Periods
                  -------

                  Notwithstanding any other provision of any Loan Document:

                           1. If the Borrower shall have failed to elect a
Eurodollar Advance under Section 2.5 or 3.3, as the case may be, in connection with any borrowing of new Revolving Credit Loans or expiration of an Eurodollar Interest Period with respect to any existing Eurodollar Advance, the amount of the Revolving Credit

Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to Section 3.3.

                           2. No Interest Period selected in respect of the
borrowing or conversion of any Eurodollar Advance comprising a Revolving Credit Loan or any Swing Line Loan shall end after the Maturity Date.

                           3. The Borrower shall not be permitted to have more
than eight Eurodollar Advances outstanding at any one time, it being agreed that each borrowing of a Eurodollar Advance pursuant to a single Borrowing Request shall constitute the making of one Eurodollar Advance for the purpose of calculating such limitation.

         E.       Indemnification for Loss
                  ------------------------

                  Notwithstanding anything contained herein to the contrary, a. if the Borrower shall fail for any reason to borrow a Revolving Credit Loan in respect of which it shall have requested a Eurodollar Advance or convert an Advance to a Eurodollar Advance after it shall have notified the Administrative Agent of its intent to do so, or b. if the Borrower shall fail for any reason to borrow a Competitive Bid Loan in any instance in which it shall have accepted one or more offers of Competitive Bid Loans, or c. if the Borrower shall fail to borrow a Swing Line Negotiated Rate Advance after the Swing Line Lender shall have agreed to a Negotiated Rate with respect thereto in accordance with Section 2.5, or d. if a Eurodollar Advance, Competitive Bid Loan or Swing Line Negotiated Rate Advance shall terminate for any reason prior to the last day of the Interest Period applicable thereto, or e. if the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance, Competitive Bid Loan or Swing Line Negotiated Rate Advance prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss or out-of-pocket expense suffered by such Lender as a result of such failure to borrow or convert, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance, Competitive Bid Loan or Swing Line Negotiated Rate Advance, as the case may be, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance, Competitive Bid Loan or Swing Line Negotiated Rate Advance, as the case may be, and any internal processing charge customarily charged by such Lender in connection therewith.

         F.       Capital Adequacy
                  ----------------

                  If the amount of capital required or expected to be maintained by any

Lender or any Issuing Bank or any Person directly or indirectly owning or controlling such Lender or such Issuing Bank (each a "CONTROL PERSON"), shall be affected by the occurrence of a Regulatory Change and such Lender or such Issuing Bank shall have determined that such Regulatory Change shall have had or will thereafter have the effect of reducing a. the rate of return on such Lender's such Issuing Bank's or such Control Person's capital, or b. the asset value to such Lender or such Issuing Bank or such Control Person of the Loans made or maintained by such Lender, or of the Reimbursement Obligations or any participation therein, in any case to a level below that which such Lender or such Issuing Bank or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Lender's or such Issuing Bank's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material to such Lender or such Issuing Bank or Control Person, then, within thirty days after demand by such Lender or such Issuing Bank, the Borrower shall pay to such Lender or such Issuing Bank or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender or such Issuing Bank or such Control Person, as the case may be, for such reduction. A statement setting forth the calculations of any additional amounts payable pursuant to this Section submitted by a Lender, the Administrative Agent or an Issuing Bank, as the case may be, to the Borrower shall be conclusive absent manifest error.

         G.       Reimbursement for Increased Costs
                  ---------------------------------

                  If any Lender, the Administrative Agent or any Issuing Bank shall determine that a Regulatory Change:

                           1. does or shall subject it to any Taxes of any kind
whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to it of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, or impose on the Administrative Agent, such Issuing Bank or such Lender any other condition regarding the Letters of Credit including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Income of such Lender or such Issuing Bank); or

                           2. does or shall impose, modify or make applicable
any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate or against any Letters of Credit issued by such Issuing Bank or participated in by any Lender;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, or to increase the cost to such Issuing Bank of issuing or maintaining the Letters of Credit or the cost to any Lender of participating therein or the cost to the Administrative Agent or such Issuing Bank of performing its respective functions hereunder with respect to the Letters of Credit, then, in any such case, the Borrower shall pay such Lender, the Administrative Agent, or such Issuing Bank, as the case may be, within thirty days after demand therefor, such additional amounts as are sufficient to compensate such Lender, such Issuing Bank or the Administrative Agent, as the case may be, for such additional cost or reduction in such amount receivable which such Lender, such Issuing Bank or the Administrative Agent deems to be material as determined by such Lender, such Issuing Bank or the Administrative Agent, as the case may be; provided, however, that nothing in this Section shall require the Borrower to indemnify the Lenders, the Administrative Agent, or the Issuing Banks, as the case may be, with respect to withholding Taxes for which the Borrower has no obligation under Section 3.10. No failure by any Lender or the Administrative Agent, or any Issuing Bank to demand, and no delay in demanding, compensation for any increased cost shall constitute a waiver of its right to demand such compensation at any time. A statement setting forth the calculations of any additional amounts payable pursuant to this Section submitted by a Lender, the Administrative Agent or an Issuing Bank, as the case may be, to the Borrower shall be conclusive absent manifest error.

         H.       Illegality of Funding
                  ---------------------

                  Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Administrative Agent thereof, and a. the commitment of such Lender to make such Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended, b. such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and c. such Lender's Revolving Credit Loans then outstanding as such Eurodollar Advances, if any, shall be converted automatically to ABR Advances on the last day of the then current Eurodollar Interest Period applicable thereto or at such earlier time as may be required by law. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Administrative Agent and the Borrower thereof and, upon receipt of such notice by each of the Administrative Agent and the Borrower, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

         I.       Substituted Interest Rate
                  -------------------------

                  In the event that a. the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 3.1 or b. the Required Lenders shall have notified the Administrative Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Revolving Credit Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion of any portion of the Advances into or of Eurodollar Advances (each, an "AFFECTED ADVANCE"), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion Date for such Affected Advances. If the Administrative Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to Affected Advances shall be converted to ABR Advances and (c) any outstanding Affected Advances shall be converted, on the last day of the then current Eurodollar Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this Section has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon either (x) the Administrative Agent having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 3.1 or (y) the Administrative Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert all or any portion of the Revolving Credit Loans to or as Eurodollar Advances.

         J.       Taxes
                  -----

                  1. PAYMENTS TO BE FREE AND CLEAR. All payments by the Borrower under the Loan Documents to or for the account of the Administrative Agent, any Issuing Bank or any Lender (each, an "INDEMNIFIED TAX PERSON") shall be made free and clear of, and without any deduction or withholding for or on account of, any and all present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any jurisdiction, or by any department, agency, state or other political subdivision thereof or therein (collectively, "TAXES"), excluding as to any Indemnified Tax Person, (i) a Tax on the Income (as defined below) imposed on such Indemnified Tax Person and (ii) any interest, fees, additions to tax or penalties for late payment thereof (each such nonexcluded Tax, an "INDEMNIFIED TAX"). For purposes hereof, "TAX ON THE INCOME" shall mean, as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, or (iii) the jurisdiction in which such Person's principal office or lending offices are located; which Tax is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax.

                  2. GROSSING UP OF PAYMENTS. If the Borrower or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by the Borrower to or on behalf of an Indemnified Tax Person under any Loan Document a. the Borrower shall pay such Indemnified Tax within thirty days after demand therefor, but in no event later than the date on which penalties attach thereto, such payment to be made for its own account (if the liability to pay is imposed on the Borrower) or on behalf of and in the name of such Indemnified Tax Person (if the liability is imposed on such Indemnified Tax Person), and b. the sum payable to such Indemnified Tax Person shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Indemnified Tax Person receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

                  3. OTHER TAXES. The Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents (collectively, the "OTHER TAXES") within thirty days after demand therefor.

                  4. EVIDENCE OF PAYMENT. Within 30 days after the reasonable request therefor by the Administrative Agent in connection with any payment of Indemnified Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of an official receipt from the jurisdiction to which payment is made evidencing payment thereof or, if unavailable, a certificate from a Financial Officer that states that such payment has been made and that sets forth the date and amount of such payment.

                  5. EXCEPTION FOR EXISTING TAXES. No amount shall be required to be paid to any Indemnified Tax Person under Section 3.10(a) or (b) with respect to any Indemnified Tax to the extent that such Indemnified Tax would have been required to have been paid under any law, rule, regulation, order, directive, treaty or guideline in effect on the Relevant Date.

                  6. U.S. TAX CERTIFICATES. Each Indemnified Tax Person that is organized under the laws of any jurisdiction other than the United States or any political subdivision thereof that is exempt from United States federal withholding tax, or that is subject to such tax at a reduced rate under an applicable treaty, with respect to payments under the Loan Documents shall deliver to the Administrative Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Indemnified Tax Person listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it becomes an Indemnified Tax Person (in the case of each other Indemnified Tax Person), and at such other times as the Borrower or the Administrative Agent may reasonably request Internal Revenue Form 4224 or Form 1001 or other certificate or document required under United States law to establish entitlement to such exemption or reduced rate. The Borrower shall not be required to pay any additional amount to any such Indemnified Tax Person under subsections (a) and (b) above if such Indemnified Tax Person shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Indemnified Tax Person shall have satisfied such requirements on the Relevant Date, nothing in this subsection shall relieve the Borrower of its obligation to pay any additional amounts pursuant to subsections
(a) and (b) above in the event that, as a result of any change in applicable law or treaty (including any change in the interpretation thereof), such Indemnified Tax Person is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Indemnified Tax Person is not subject to withholding as described in the immediately preceding sentence.

         K.       Option to Fund
                  --------------

                  Each Lender (including the Swing Line Lender) has indicated that, if the Borrower requests a Eurodollar Advance, such Lender makes a Competitive Bid Loan to the Borrower or the Swing Line Lender makes a Swing Line Negotiated Rate Advance to the Borrower, as the case may be, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance, its Competitive Bid Loans or Swing Line Negotiated Rate Advances, as the case may be, during the Interest Period applicable thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance, Competitive Bid Loan and Swing Line Negotiated Rate Advance, as the case may be, and any amounts owing under Sections 3.5 and 3.7. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance, Competitive Bid Loan or Swing Line Negotiated Rate Advance, as the case may be, in any manner it sees fit, but all such determinations under Sections 3.5 and 3.7 shall be made as if each Lender had actually funded and maintained its Commitment Percentage of each such Eurodollar Advance or the amount of each of its Competitive Bid Loans or Swing Line Negotiated Rate Advances, as the case may be, during the applicable Interest Period through the purchase of deposits in an amount equal to the amount of its Commitment Percentage of such Eurodollar Advance or the amount of its Competitive Bid Loan or Swing Line Negotiated Rate Advance, as the case may be, having a maturity corresponding to such Interest Period. Any Lender may fund its Commitment Percentage of each Eurodollar Advance, Competitive Bid Loan or Swing Line Negotiated Rate Advance, as the case may be, from or for the account of any branch or office of such Lender as such Lender may choose from time to time.

         L.       Replacement of Lenders
                  ----------------------

                  Notwithstanding the foregoing, if a. any Lender shall request compensation pursuant to Section 3.6 or 3.7, b. the Borrower shall be required to pay any additional amounts pursuant to Section 3.10 in respect of any Lender,
c. any Lender
shall be a Defaulting Lender or d. any Lender determines that it is unlawful for it to make a Eurodollar Advance as provided in Section 3.8 and Required Lenders have not made such determination, then, in each such case, provided that no Default shall then exist and be continuing, during the 120 day period after the receipt of such request, the Borrower may require that such Lender transfer all of its right, title and interest under this Agreement and such Lender's Notes to any lender identified by the Borrower (a "PROPOSED LENDER") if such Proposed Lender agrees to assume all of the obligations of such Lender for consideration equal to the outstanding principal amount of such Lender's Loans and all unreimbursed sums paid by such Lender under Section 2.11(b), together with interest thereon to the date of such transfer and all other amounts payable under the Loan Documents to such Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts which would be payable under Section 3.5 as if all of such Lender's Loans were being prepaid in full on such date). Subject to the execution and delivery of new Notes, an instrument of assignment and assumption, and such other documents as such Lender may reasonably require, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in Sections 3.5, 3.6, 3.7, 11.5, 11.8 and 11.9 (without duplication of any payments made to such Lender by the Borrower or the Proposed Lender) shall survive for the benefit of any Lender replaced under this Section with respect to the time prior to such replacement.


IV.      REPRESENTATIONS AND WARRANTIES
         ------------------------------

         In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Lenders to make the Revolving Credit Loans, each Issuing Bank to issue Letters of Credit and the Lenders to participate therein, and the Swing Line Lender to make the Swing Line Loans and the Lenders to participate therein, the Borrower makes the following representations and warranties to the Administrative Agent, each Issuing Bank, the Swing Line Lender and each Lender:

         A.       Subsidiaries; Capitalization
                  ----------------------------

                  As of the Effective Date, the Borrower has only the Subsidiaries set forth on, and the jurisdiction of formation of each such Subsidiary and the percentage of the authorized, issued and outstanding Capital Stock thereof which is owned or controlled by the Borrower, directly or indirectly, is as set forth on, Schedule 4.1.

         B.       Existence And Corporate Power
                  -----------------------------

                  Each of the Borrower and each of its Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the Property owned by it therein makes such qualification necessary, except where such failure to qualify would not reasonably be expected to have a Material Adverse Effect.

         C.       Authority and Execution
                  -----------------------

                  The Borrower has full corporate power and authority to enter into, execute, deliver and perform the terms of the Loan Documents, all of which have been duly authorized by all proper and necessary corporate action and are in full compliance with its Articles of Incorporation and Code of Regulations, and the Borrower has duly executed and delivered the Loan Documents.

         D.       Binding Agreement
                  -----------------

                  The Loan Documents constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

         E.       Litigation
                  ----------

                  Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or maintained by the Borrower or any of its Subsidiaries or which may affect the Property of the Borrower or any of its Subsidiaries or any of their respective Properties or rights, which a. would reasonably be expected to have a Material Adverse Effect, b. call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or c. would, individually or in the aggregate, reasonably be expected to materially and adversely affect any of the transactions contemplated by any Loan Document.

         F.       Required Consents
                  -----------------

                  Except for information filings required to be made in the ordinary course of business which are not a condition to the performance by the Borrower under the Loan Documents, no consent, authorization or approval of, filing with, notice to, or exemption by, shareholders or holders of any other equity interest, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery or performance of the Loan Documents to which the Borrower or any of its Subsidiaries is a party or is required as a condition to the validity or enforceability of the Loan Documents to which any of the same is a party. Except for information filings required to be made in the ordinary course of business which are not a condition to the performance by the Borrower under the Loan Documents, the Borrower, prior to each borrowing by it hereunder, has obtained all necessary approvals and consents of, and has filed or caused to be filed all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests of, all Governmental Authorities in connection with such borrowing.

         G.       Absence of Defaults; No Conflicting Agreements
                  ----------------------------------------------

                  1. Neither the Borrower nor any of its Subsidiaries is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default would reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

                  2. Neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default would reasonably be expected to have a Material Adverse Effect.

         H.       Compliance With Applicable Laws
                  -------------------------------

                  The Borrower and each of its Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders of all Governmental Authorities which are applicable to the Borrower or such Subsidiary, a violation of which would reasonably be expected to have a Material Adverse Effect.

         I.       Taxes
                  -----

                  Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as required under Section 7.4) which would be material to the Borrower or any of its Subsidiaries, and no tax Liens have been filed with respect thereto. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries with respect to all taxes are, to the knowledge of the Borrower, adequate for the payment of such taxes, and the Borrower knows of no unpaid assessment which is due and payable against the Borrower or any of its Subsidiaries or any claims being asserted which would reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

         J.       Governmental Regulations
                  ------------------------

                  Neither the Borrower, any of its Subsidiaries nor any Person controlled by, controlling, or under common control with, the Borrower or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         K.       Federal Reserve Regulations; Use of Loan Proceeds
                  -------------------------------------------------

                  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to the making of each Loan and the issuance of each Letter of Credit, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and its Subsidiaries.

         L.       Plans
                  -----

                  1. With respect to each Pension Plan a. such Pension Plan complies in all material respects with ERISA and any other applicable laws to the extent that noncompliance would reasonably be expected to have a Material Adverse Effect, b. such Pension Plan has not incurred any Accumulated Funding Deficiency that would reasonably be expected to have a Material Adverse Effect,
c. no Reportable Event has occurred that would reasonably be expected to have a Material Adverse Effect, and d. neither the Borrower, any of its Subsidiaries nor any of its ERISA Affiliates has engaged in any Prohibited Transactions that would reasonably be expected to have a Material Adverse Effect.

                  2. Neither the Borrower, any of its Subsidiaries nor any of its ERISA Affiliates has incurred or expects to occur any withdrawal liability to any Multiemployer Plan that would reasonably be expected to have a Material Adverse Effect.

         M.       Financial Statements
                  --------------------

                  The Borrower has heretofore delivered to the Administrative Agent and the Lenders copies of its Form 10-K for the fiscal year ended January 25, 1997, containing the audited Consolidated Balance Sheets of the Borrower and its Subsidiaries as of January 25, 1997 and January 27, 1996, and the related Consolidated Statements of Income, Changes in Stockholders' Equity and Cash Flows for the such fiscal year, and its Form 10-Q for the fiscal quarter ended April 26, 1997, containing the unaudited Consolidated Balance Sheet of the Borrower and its Subsidiaries for such fiscal quarter, together with the related Consolidated Statements of Income and Cash Flows for such fiscal quarter (with the applicable related notes and schedules, the "FINANCIAL STATEMENTS"). The Financial Statements fairly present in all material respects the Consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein (subject, in the case of such unaudited statements, to normal year-end adjustments and the absence of footnotes) and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the footnotes thereto, neither the Borrower nor any of its Subsidiaries has any material obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown in the Financial Statements and was not. Since January 25, 1997, there has been no Material Adverse Change.

         N.       Property
                  --------

                  Each of the Borrower and each of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its real Property, and is the owner of, or has a valid lease of, all personal property, in each case which is material to the Borrower and its Subsidiaries, taken as a whole, subject to no Liens, except Permitted Liens. All leases of Property to the Borrower or any of its Subsidiaries are in full force and effect, the Borrower or such Subsidiary, as the case may be, enjoys quiet and undisturbed possession under all leases of real property and neither the Borrower nor any of its Subsidiaries is in default beyond any applicable grace period of any provision thereof, the effect of any of the foregoing which would reasonably be expected to have a Material Adverse Effect.

         O.       Authorizations
                  --------------

                  Each of the Borrower and each of its Subsidiaries possesses or has the right to use all franchises, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which would reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, would reasonably be expected to permit, the revocation or termination of any such franchise, license or other right which revocation or termination would reasonably be expected to have a Material Adverse Effect.

         P.       Environmental Matters
                  ---------------------

                  No claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, arising in connection with (1) any non-compliance with or violation of the requirements of any applicable federal, state or local environmental health or safety statute or regulation, or (2) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment has been made, occurred, exists or is pending, as the case may be. To the knowledge of the Borrower, a. neither the Borrower nor any of its Subsidiaries has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect,

b. is subject to any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Borrower or any of its Subsidiaries is or would be liable, which would reasonably be expected to have a Material Adverse Effect, or
c. is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 ET SEQ., or any analogous state law, which liability would reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries is in compliance with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law, except in those cases in which the failure so to comply would not reasonably be expected to have a Material Adverse Effect.

         Q.       Absence of Certain Restrictions
                  -------------------------------

                  As of the Effective Date, no indenture, certificate of designation for preferred stock, agreement or instrument to which the Borrower or any of its Domestic Subsidiaries is a party (other than this Agreement), prohibits or limits in any way, directly or indirectly the ability of any Domestic Subsidiary of the Borrower to make Restricted Payments or repay any Indebtedness to the Borrower or to another Subsidiary of the Borrower.

         R.       No Misrepresentation
                  --------------------

                  No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by the Borrower or any of its Subsidiaries in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact or omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under and for the purposes for which made, provided that any projections or pro-forma financial information contained therein are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent, the Issuing Banks and the Lenders that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ from the projected results.


V.       CONDITIONS TO EFFECTIVENESS
         ---------------------------

         The effectiveness of this Agreement shall be subject to the fulfillment of the following conditions precedent:

         A.       Evidence of Corporate Action
                  ----------------------------

                  The Administrative Agent shall have received a certificate, dated the Effective Date, of the Secretary or Assistant Secretary or other analogous counterpart of the Borrower a. attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing all necessary corporate action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents and the transactions contemplated thereby, b. attaching a true and complete copy of its Articles of Incorporation and Code of Regulations,
c. setting forth the incumbency of its officer or officers or other analogous counterpart who may sign the Loan Documents, including therein a signature specimen of such officer or officers and d. attaching a certificate of good standing issued by the Secretary of State of the State of Ohio.

         B.       This Agreement
                  --------------

                  The Administrative Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Administrative Agent from a party hereto of a telecopy signature page signed by such party which shall have agreed to promptly provide the Administrative Agent with originally executed counterparts hereof).

         C.       Notes
                  -----

                  The Administrative Agent shall have received the Revolving Credit Notes, the Competitive Bid Notes and the Swing Line Note, duly executed by an Authorized Signatory of the Borrower.

         D.       Absence of Litigation
                  ---------------------

                  There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for in the Loan Documents and no action or proceeding by or before any Governmental Authority has been commenced and is pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith, and the Administrative Agent shall have received a certificate, in all respects satisfactory to the Administrative Agent, of an executive officer of the Borrower to the foregoing effects.

         E.       Approvals and Consents
                  ----------------------

                  All approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents shall have been obtained and shall be in full force and effect, and all required notices have been given and all required waiting periods shall have expired, and the Administrative Agent shall have received a certificate, in all respects satisfactory to the Administrative Agent, of an executive officer of the Borrower to the foregoing effects.

         F.       Keybank Loan Documents
                  ----------------------

                  All commitments to lend and to issue letters of credit under the KeyBank Loan Documents shall have been terminated, all loans, interest, fees and other amounts owing thereunder shall have been paid in full, all Liens, if any, securing the same shall have been terminated, and the Administrative Agent shall have received satisfactory evidence thereof.

         G.       Financial Officer's Certificate
                  -------------------------------

                  The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, dated the Effective Date, in all respects satisfactory to the Administrative Agent certifying that on the Effective Date and after giving effect to any Loans made and Letters of Credit issued thereon,
a. there shall exist no Default, b. the representations and warranties contained in this Agreement are true and correct in all material respects, c. the Property owned by the Borrower or any of its Subsidiaries are owned free and clear of all Liens except Permitted Liens and d. the incurrence of Indebtedness under this Agreement on the first Borrowing Date will not result in a default under the Lease Guaranty.

         H.       Opinion of Counsel to the Borrower and its Subsidiaries
                  -------------------------------------------------------

                  The Administrative Agent shall have received an opinion of Baker & Hostetler, LLP counsel to the Borrower and its Subsidiaries, addressed to the Administrative Agent and the Lenders (and permitting Special Counsel to rely thereon), and dated the Effective Date, substantially in the form of Exhibit F.

         I.       Opinion of Special Counsel
                  --------------------------

                  The Administrative Agent shall have received an opinion of Special Counsel, addressed to the Administrative Agent and the Lenders and dated the first Effective Date substantially in the form of Exhibit G.

         J.       Fees and Expenses
                  -----------------

                  All fees payable to the Administrative Agent on or prior to the Effective Date shall have been paid, and the reasonable fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.

         K.       Other Documents
                  ---------------

                  Each of the Administrative Agent, the Issuing Banks and the Lenders shall have received such other documents, each in form and substance reasonably satisfactory to it, as it shall reasonably require in connection with the effectiveness of the Agreement.


VI.      CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT
         -------------------------------------------------------

         The obligation of each Lender (including the Swing Line Lender) to make any

Loan or each Issuing Bank to issue any Letter of Credit on a Borrowing Date and each Lender to participate therein is subject to the prior satisfaction on the Effective Date of the conditions precedent set forth in Section 5 and the satisfaction of the following conditions precedent as of the date of such Loan or the issuance of such Letter of Credit, as the case may be:

         A.       Compliance
                  ----------

                  On each Borrowing Date and after giving effect to the Loans to be made and the Letters of Credit to be issued thereon a. there shall exist no Default or Event of Default, and b. the representations and warranties contained in the Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. Each borrowing by the Borrower and each request by the Borrower for the issuance of a Letter of Credit shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

         B.       Borrowing Request; Letter of Credit Request
                  -------------------------------------------

                  With respect to the Revolving Credit Loans to be made, and the Letters of Credit to be issued, on each Borrowing Date, the Administrative Agent shall have received, (i) in the case of Revolving Credit Loans, a Borrowing Request and (ii) in the case of Letters of Credit, a Letter of Credit Request, in each case duly executed by an Authorized Signatory of the Borrower.


VII.     AFFIRMATIVE COVENANTS
         ---------------------

         The Borrower agrees that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, any Issuing Bank or the Administrative Agent (other than the Contingent Indemnity Obligations), the Borrower shall:

         A.       Financial Statements and Information
                  ------------------------------------

                  Maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent with sufficient copies for each Lender:

                            1. FORM 10K. As soon as available, but in any event
within 95 days after the end of each fiscal year of the Borrower, a copy of the annual audited financial statements of the Borrower and its Subsidiaries, prepared on a

Consolidated basis in accordance with GAAP, as filed with the SEC. Such financial statements shall be certified without qualification by the Accountants, which certification shall a. state that the examination by such Accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and b. include the opinion of such Accountants that such financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion.

                            2. FORM 10Q. As soon as available, but in any event
within 50 days after the end of each fiscal quarter (except the last fiscal quarter) of each fiscal year of the Borrower, copies of the unaudited financial statements of the Borrower and its Subsidiaries, prepared on a Consolidated basis in accordance with GAAP, as filed with the SEC.

                            3. COMPLIANCE CERTIFICATE. Within 50 days after the
end of each of the first three fiscal quarters (95 days after the end of the last fiscal quarter), a Compliance Certificate, certified by a Financial Officer of the Borrower.

                            4. Such other information as the Administrative
Agent or any Lender may reasonably request from time to time.

         B.       Certificates; Other Information
                  -------------------------------

                  Furnish to the Administrative Agent with sufficient copies for each Lender:

                            1. Prompt written notice if: a. any Indebtedness of
the Borrower or any of its Subsidiaries in an aggregate amount in excess of $10,000,000 is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, b. a default shall have occurred under, or the holder or obligee of, any note (other than the Notes), certificate, security or other evidence of Indebtedness, with respect to any other Indebtedness of the Borrower or any of its Subsidiaries has the right to declare Indebtedness in an aggregate amount in excess of $10,000,000 due and payable prior to its stated maturity, c. there shall occur and be continuing a Default, d. a Change of Control should occur or e. a default shall have occurred under the Lease Guaranty involving a claim against the Borrower in an aggregate amount in excess of $7,500,000;

                            2. Prompt written notice of: a. any citation,
summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority which would reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, b. any lapse or other termination of any license, permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Person or Governmental Authority, which lapse or other termination would reasonably be expected to have a Material Adverse Effect, and c. any refusal by any Person or

Governmental Authority to renew or extend any such license, permit, franchise or other authorization, which refusal would reasonably be expected to have a Material Adverse Effect;

                            3. Promptly upon becoming available, copies of all
a. registration statements, regular, periodic or special reports (including current reports on Form 8-K), schedules and other material which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, and b. material news releases and annual reports relating to the Borrower or any of its Subsidiaries;

                            4. Prompt written notice in the event that the
Borrower, any of its Subsidiaries or any ERISA Affiliate becomes aware of the occurrence of any Reportable Event, Termination Event or Prohibited Transaction in connection with any Pension Plan or any trust created thereunder, specifying the nature thereof and specifying what action the Borrower, its Subsidiaries or any ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                            5. Such other information as the Administrative
Agent or any Lender shall reasonably request from time to time.

         C.       Legal Existence
                  ---------------

                  Except as may otherwise be permitted by Sections 8.3 and 8.5, maintain, and cause each of its Subsidiaries to maintain, its corporate, partnership or analogous existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do would reasonably be expected to have a Material Adverse Effect, except that the corporate, partnership or other analogous existence of any Subsidiary may be terminated if such termination would not reasonably be expected to have a Material Adverse Effect.

         D.       Taxes
                  -----

                  Pay and discharge when due, and cause each Subsidiary so to do, all material taxes, assessments, governmental charges, license fees and levies upon or with respect to the Borrower and such Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that either
(i)(a) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (b) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor, or (ii) the failure to pay or discharge such taxes, assessments, governmental charges, license fees and levies would not reasonably be expected to have a Material Adverse Effect.

         E.       Insurance
                  ---------

                  Maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried, except that the Borrower or any of its Subsidiaries may effect insurance with respect to risks not in excess of $25,000,000 in the aggregate, by causing to be maintained a system or systems of self-insurance which is in accord with any applicable laws and sound business practice.

         F.       Performance of Obligations
                  --------------------------

                  Pay and discharge when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, would reasonably be expected to a. have a Material Adverse Effect, or b. become a Lien upon Property of the Borrower or any of its Subsidiaries other than a Permitted Lien, PROVIDED, HOWEVER that neither the Borrower nor such Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Indebtedness, obligation or claim so long as (1) the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (2) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

         G.       Condition of Property
                  ---------------------

                  At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's business, except to the extent that any failure to do the same would not reasonably be expected to have a Material Adverse Effect.

         H.       Observance of Legal Requirements
                  --------------------------------

                  Observe and comply in all material respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which would reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         I.       Inspection of Property; Books and Records; Discussions
                  ------------------------------------------------------

                  At all reasonable times, upon reasonable prior notice, permit representatives of the Administrative Agent and each Lender to visit the offices of the Borrower and each of its Subsidiaries, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Borrower and each such Subsidiary with the respective officers thereof, and to examine and inspect the Property of the Borrower and each such Subsidiary and to meet and discuss the affairs of the Borrower and each such Subsidiary with the Accountants.

         J.       Authorizations
                  --------------

                  Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all material licenses, franchises, permits, licenses, authorizations and other rights as are necessary for the conduct of its business, except to the extent that the failure to so maintain would not reasonably be expected to have a Material Adverse Effect.

         K.       Financial Covenants
                  -------------------

                  1. Fixed Charge Coverage Ratio. Maintain as of the last day of each fiscal quarter a Fixed Charge Coverage Ratio of not less than 1.50:1.00

                  2. Leverage Ratio. Maintain as of the last day of each fiscal quarter a Leverage Ratio of not more than 3.00:1.00.


VIII.    NEGATIVE COVENANTS
         ------------------

         The Borrower agrees that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, any Issuing Bank or the Administrative Agent (other than the Contingent Indemnity Obligations), the Borrower shall not, directly or indirectly:

         A.       Subsidiary Indebtedness
                  -----------------------

                  Permit any Subsidiary to create, incur, assume or suffer to exist any liability for Indebtedness, except a. Intercompany Indebtedness to the extent permitted by Section 8.6(c), b. in the case of Domestic Subsidiaries, (1) Indebtedness existing on the Effective Date as set forth on Schedule 8.1, including refinancings but not increases thereof, (2) any Indebtedness of a Person or business acquired by a Domestic Subsidiary in a Permitted Acquisition, provided that such Indebtedness existed at the time of such Permitted Acquisition and was not incurred in contemplation thereof, and (3) other Indebtedness in an aggregate outstanding principal amount not exceeding $5,000,000, c. in the case of Foreign Subsidiaries, Indebtedness (on a combined basis) at any one time outstanding not in excess of

15% of Consolidated Net Worth and d. Contingent Obligations not exceeding $5,000,000 in the aggregate in respect of real Property leases that have been assigned (which term shall also include new leases entered into between a landlord and a third party in respect of real Property being vacated by a Subsidiary) by a Subsidiary, the terms of which assignment, or the landlord's consent therefor or any such Contingent Obligation, require the Subsidiary to remain liable for rent and other performance in respect of the assigned lease.

         B.       Liens
                  -----

                  Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, except a. Liens in connection with workers' compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under
Section 412 of the Code), b. Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business, c. Liens arising by operation of law such as mechanics', workmen's, carriers', warehousemen's, materialmen's, landlords', banker's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, d. Liens for Taxes in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, e. easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially impair its use for the operation of the business of the Borrower or such Subsidiary, f. Liens on Property of the Borrower and its Subsidiaries existing on the Effective Date as set forth on Schedule 8.2 as renewed from time to time, but not any increases in the amounts secured thereby or extensions thereof to additional Property, g. Liens on Property of the Borrower or any of its Subsidiaries under capital leases not prohibited under Section 8.1, h. Liens on Property of the Borrower or any of its Subsidiaries acquired, constructed or improved after the Effective Date to secure Indebtedness of the Borrower or such Subsidiary incurred in connection with the acquisition, construction or improvement of such Property (including renewals and extensions thereof), provided that (1) such Lien is limited to such Property so acquired, constructed or improved and the proceeds thereof and (2) the Indebtedness secured by such Lien is not prohibited by Section 8.1, i. Liens on Property acquired by the Borrower or any of its Subsidiaries after the Effective Date, provided that such Liens are limited to the Property so acquired and were not created in contemplation of such acquisition, j. statutory Liens in favor of lessors arising in connection with Property leased to the Borrower or any of the Subsidiaries, k. Liens of attachments, judgments or awards against the Borrower or any of the Subsidiaries that do not constitute an Event of Default, l. Liens securing Indebtedness of a Subsidiary to the Borrower or another Subsidiary, m. Liens on Margin Stock to the extent that a prohibition on such Liens would result in the Administrative Agent, the Issuing Banks and the Lenders being deemed to be "indirectly secured" by Margin Stock under Regulation U of the Board of Governors of the Federal Reserve System, as amended, taking into account the value of Margin Stock owned by the Borrower and its Subsidiaries and any other relevant facts and circumstances, n. additional Liens securing Indebtedness of the Borrower and the Subsidiaries in an aggregate outstanding Consolidated principal amount not exceeding 10% of Consolidated Net Worth, and o. any transfer of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business.

         C.       Merger or Consolidation, Etc.
                  -----------------------------

                  Consolidate with, be acquired by, or merge into or with any Person, or permit any of its Subsidiaries so to do, except that the Borrower or any of its Subsidiaries may merge with any other Person (including, in the case of any such Subsidiary, a merger into or with the Borrower or any of its other Subsidiaries), PROVIDED THAT a. immediately before and after giving effect thereto no Default shall exist, b. the representations and warranties contained in Section 4 shall be true and correct in all material respects, and c. in the case of a merger involving the Borrower, either (1) the Borrower shall be the surviving Person or (2) if no Change of Control shall result therefrom, another Person may be the survivor provided that (a) such surviving Person is organized under the laws of the United States of America or any State thereof and (b) contemporaneously therewith, the Administrative Agent receives an instrument assuming the obligations of the Borrower under the Facility Documents, duly executed by such surviving Person, together with such certificates and opinions and other documents which the Administrative Agent shall require, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

         D.       Acquisitions
                  ------------

                  Make any Acquisition, or permit any of its Subsidiaries so to do, if a. immediately before and after giving effect thereto a Default would exist or b. the representations and warranties contained in Section 4 are not true and correct in all material respects.

         E.       Dispositions
                  ------------

                  1. Make any Disposition, or permit any of its Subsidiaries so to do, of all or substantially all of the Property of the Borrower and the Subsidiaries on a Consolidated basis, except that any Subsidiary of the Borrower may make a Disposition of all or substantially all of its Property to the Borrower or any of its other Subsidiaries.

                  2. Make any Disposition of any of its Property to one or more of its Subsidiaries except an Intercompany Disposition.

                  3. Make any other Disposition or permit any of its Subsidiaries so to do, if a. a Default would exist before or after giving effect thereto or b. the representations and warranties contained in Section 4 are not true and correct in all material respects as if then made.

         F.       Investments, Loans, Etc.
                  ------------------------

                  At any time, directly or indirectly, purchase or otherwise hold, own, acquire or invest in the Capital Stock (other than in a Permitted Acquisition) of, evidence of indebtedness or other obligation or security issued by, any other Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any Acquisition (other than a Permitted Acquisition), or become a partner or joint venturer in any partnership or joint venture, or make any other investment (whether in cash or other Property) in any other Person, or make any commitment or otherwise to agree to do any of the foregoing (all of which are sometimes referred to herein as "INVESTMENTS"), or permit any of its Subsidiaries so to do, or except:

                           1. Investments in cash or Cash Equivalents;

                           2. Investments existing on the Effective Date as set
forth on Schedule 8.6;

                           3. Investments in Intercompany Indebtedness, provided
that any obligations of the Borrower to any of its Subsidiaries in respect of Intercompany Indebtedness shall be subordinated to the Indebtedness of the Borrower under the Loan Documents in form and substance reasonably satisfactory to the Administrative Agent;

                           4. Investments consisting of loans or advances to any
officer, director or employee of the Borrower or any of its Subsidiaries not to exceed in the aggregate at any time outstanding $10,000,000;

                           5. Investments acquired as part of a Permitted
Acquisition, provided that such Investments existed immediately prior to the consummation of such Permitted Acquisition was made and were not made in anticipation thereof;

                           6. Investments in debt obligations issued by a State
of the United States of America or a municipal entity with a final maturity of, or that may be put within, one year or less after the date of purchase and rated SP-1 or AA by Standard & Poor's or MIG-1 or Aa by Moody's;

                           7. any financing provided by the Borrower to a
purchaser of a portion of the business of the Borrower or any Subsidiary pursuant to any Disposition thereof which is otherwise permitted;

                           8. Investments in investment-grade tax-exempt
securities;

                           9. Investments in repurchase agreements having terms
of less than 180 days which are backed by Investments described in clause (i) of the definition of Cash Equivalents and which are issued by (A) an Approved Bank or an investment bank whose (or whose parent company's) long-term debt securities are, at the time of any acquisition thereof by the Borrower or any of its Subsidiaries, accorded a rating of A or better by either of Standard & Poor's or Moody's or (B) a primary securities dealer;

                           10. Investments in Interest Rate Protection
Arrangements to the extent used for hedging purposes; and

                           11. other Investments (including, without limitation,
Investments in joint ventures and Intercompany Dispositions to the extent permitted by 8.5) in an aggregate amount not to exceed 10% of Consolidated Net Worth.

         G.       Restricted Payments
                  -------------------

                  Declare or pay any Restricted Payments payable in cash or otherwise or apply any of its Property thereto or set apart any sum therefor, or permit any of its Subsidiaries so to do, except that: a. a Subsidiary may declare and pay Restricted Payments to the Borrower, b. provided that no Event of Default described in Section 9.1(a), (b), (h) or (i) has occurred and is then continuing or would occur giving effect thereto, the Borrower may declare and pay Restricted Payments.

         H.       Nature of Business
                  ------------------

                  Materially change the nature of the business of the Borrower and its Subsidiaries as conducted on the Effective Date, or alter or change its fiscal year from that in effect on the Effective Date, or permit any of its Subsidiaries so to do; provided, however, that the foregoing shall not prohibit the Borrower or any of its Subsidiaries from expanding its business operations into any geographic area where such operations are not currently located or into any related businesses.

         I.       ERISA
                  -----

                  1. Establish or contribute, or permit any of its Subsidiaries so to do, to any Pension Plan or Multiemployer Plan except to the extent that the same would not reasonably be expected to result in a Material Adverse Effect.

                  2. Permit any Pension Plan to: a. engage in any Prohibited Transaction, b. fail to comply with ERISA or any other applicable laws, c. incur any Accumulated Funding Deficiency (as defined in Section 302 of ERISA); or d. terminate in any manner, which, with respect to each event listed above, would reasonably be expected to result in a Material Adverse Effect.

                  3. Withdraw, completely or partially, from any Multiemployer Plan if to do so would reasonably be expected to have a Material Adverse Effect.

         J.       Amendments, Etc. of Certain Agreements
                  --------------------------------------

                  Enter into or agree to any amendment, modification or waiver of any term or condition of a. its Articles of Incorporation or Code of Regulations, in any way which would adversely affect the interests of the Administrative Agent and the Lenders under any of the Loan Documents or permit any of its Subsidiaries so to do or b. the Lease Guaranty which would be more restrictive to the Borrower or which, in any other way, would reasonably be expected to have a Material Adverse Effect.

         K.       Transactions with Affiliates
                  ----------------------------

                  Except as set forth on Schedule 8.11, become a party to any transaction with an Affiliate, or permit any of its Subsidiaries so to do, unless the Borrower's or such Subsidiaries board of directors or other analogous managing person shall have determined that the terms and conditions relating thereto are as favorable to the Borrower or such Subsidiary as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate.

         L.       Limitation on Upstream Dividends by Domestic Subsidiaries
                  ---------------------------------------------------------

                  Permit or cause any of its Domestic Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement and other than as provided by applicable law) with any Person pursuant to the terms of which a. such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its Capital Stock owned directly or indirectly by the Borrower or any of the other Subsidiaries or from making any other distribution on account of any class of any such Capital Stock (herein referred to as "UPSTREAM DIVIDENDS"), or b. the declaration or payment of Upstream Dividends by a Domestic Subsidiary to the Borrower or another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted.

         M.       Limitation on Negative Pledges
                  ------------------------------

                  Enter into any agreement, other than a. this Agreement, b. purchase money mortgages or capital leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), or c. operating leases (in which case, any prohibition or limitation shall only be effective against the assets leased thereby), or permit any of its Domestic Subsidiaries so to do, which prohibits or limits the ability of the Borrower or such Domestic Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.


IX.      DEFAULT
         -------

         A.       Events of Default
                  -----------------

                  The following shall each constitute an "EVENT OF DEFAULT" hereunder:

                           1. The failure of the Borrower to make a. any payment
of principal on any Note, or any reimbursement payment hereunder or under any Reimbursement Agreement, when due and payable, or b. any deposit into the Cash Collateral Account when required hereby; or

                           2. The failure of the Borrower to make any payment of
interest, Fees, expenses or other amounts payable under any Loan Document or otherwise to the Administrative Agent with respect to the loan facilities established hereunder within five Business Days of the date when due and payable; or

                           3. The failure of the Borrower to observe or perform
any covenant or agreement contained in Sections 2.9, 7.3, 7.11, or Section 8; or

                           4. The failure of the Borrower to observe or perform
any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

                           5. Any representation or warranty made by the
Borrower (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                           6. Obligations of the Borrower (other than its
obligations hereunder) or any of its Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases in an aggregate amount in excess of $20,000,000 a. shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or b. shall not be paid when due or within any grace period for the payment thereof, c. any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof or (iv) as a consequence of the occurrence or continuation of any event or condition, the Borrower or any of its Subsidiaries has become obligated to purchase or repay any Indebtedness before its regularly scheduled maturity date;

                           7. The occurrence of a Change of Control; or

                           8. The Borrower or any of its Subsidiaries
representing a Material Subsidiary Group shall a. suspend or discontinue its business, b. make an assignment for the benefit of creditors, c. generally not be paying its debts as such debts become due, d. admit in writing its inability to pay its debts as they become due, e. file a voluntary petition in bankruptcy,
f. become insolvent (however such insolvency shall be evidenced), g. file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, h. petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, i. be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, j. file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, k. seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or l. take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or such Subsidiary; or

                           9. An order for relief is entered under the
bankruptcy or insolvency laws of any jurisdiction or any other decree or order is entered by a court having jurisdiction a. adjudging the Borrower or any of its Subsidiaries representing a Material Subsidiary Group bankrupt or insolvent,
b. approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any of its Subsidiaries representing a Material Subsidiary Group under the bankruptcy or insolvency laws of any jurisdiction, c. appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any of its Subsidiaries representing a Material Subsidiary Group or of any substantial part of the Property of any thereof, or
d. ordering the winding up or liquidation of the affairs of the Borrower or any of its Subsidiaries representing a Material Subsidiary Group and any such decree or order continues unstayed and in effect for a period of 60 days; or

                           10. Judgments or decrees against the Borrower or any
of its Subsidiaries aggregating in excess of $20,000,000 (unless adequately insured by a solvent unaffiliated insurance company which has acknowledged coverage) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

                           11. a. Any Termination Event shall occur; b. any
Accumulated Funding Deficiency, whether waived, shall exist with respect to any Pension Plan; c. any Person shall engage in any Prohibited Transaction involving any Pension Plan; d. the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; e. the imposition of any tax under Section 4980B(a) of the Code; f. the assessment of a civil penalty with respect to any Pension Plan under Section 502(c) of ERISA; or g. any other event or condition shall occur or exist with respect to an Pension Plan which in the case of clauses (i) through (vii) would, individually or in the aggregate, have a Material Adverse Effect.

         B.       Contract Remedies
                  -----------------

                  1. Upon the occurrence of an Event of Default and during the continuance thereof, a. if such event is an Event of Default specified in Sections 9.1(h) or 9.1 (i) above, the Commitments and the Letter of Credit Commitment shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Administrative Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and b. if such event is any other Event of Default, any or all of the following actions may be taken: (1) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Commitments and the Letter of Credit Commitment terminated forthwith, whereupon such Commitments and the Letter of Credit Commitment shall immediately terminate, and (2) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

                  2. In the event that the Commitments and the Letter of Credit Commitment shall have been terminated or the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Administrative Agent and the Lenders from or on behalf of the Borrower shall be applied by the Administrative Agent and the Lenders in liquidation of the Loans and the other obligations of the Borrower under the Loan Documents in the following manner and order: a. first, to the payment of interest on, and then the principal portion of, any Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; b. second, to the payment of any fees or expenses due the Administrative Agent from the Borrower, c. third, to reimburse the Administrative Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Borrower pursuant to the provisions of Section 11.5; d. fourth, to the payment of accrued Fees and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Loans), e. fifth, to the payment, pro rata according to the Outstanding Percentage of each Lender, of interest due on the Loans of each Lender; f. sixth, to the payment, pro rata according to the Outstanding Percentage of each Lender, of principal outstanding on the Loans; and g. seventh, to the payment of any other amounts due and owing to the Administrative Agent, the Issuing Banks and the Lenders under any Loan Document.

X.       THE ADMINISTRATIVE AGENT
         ------------------------

         A.       Appointment
                  -----------

                  Each Issuing Bank and each Lender hereby irrevocably designates and appoints BNY as the Administrative Agent of such Issuing Bank and such Lender under the Loan Documents and each Issuing Bank and each Lender hereby irrevocably authorizes the Administrative Agent, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein or therein, or any fiduciary relationship with any Lender or any Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

         B.       Delegation of Duties
                  --------------------

                  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon and shall be fully protected in, and shall not be under any liability for, relying upon, the advice of counsel concerning all matters pertaining to such duties.

         C.       Exculpatory Provisions
                  ----------------------

                  Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Administrative Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any Issuing Bank or any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to the Issuing Banks or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the Property, books or records of the Borrower. The Issuing Banks and the Lenders acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted under the Loan Documents unless the Administrative Agent shall be instructed in writing to do so by the Issuing Banks and Required Lenders and such instructions shall be binding on the Issuing Banks and all Lenders and all holders of the Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes it to personal liability or is contrary to law or any provision of the Loan

Documents. The Administrative Agent shall not be under any liability or responsibility whatsoever, as Administrative Agent, to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by any Issuing Bank or any Lender of any of its obligations under any of the Loan Documents.

         D.       Reliance by the Administrative Agent
                  ------------------------------------

                  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by a proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may treat each Issuing Bank or each Lender, as the case may be, or the Person designated in the last notice filed with the Administrative Agent under this Section, as the holder of all of the interests of such Issuing Bank or such Lender, as the case may be, in its Loans, Notes, the Letters of Credit and the Reimbursement Obligations, as applicable, until written notice of transfer, signed by such Issuing Bank or such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent. The Administrative Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon the Issuing Banks, all the Lenders and all future holders of the Notes and the Reimbursement Obligations.

         E.       Notice of Default
                  -----------------

                  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice thereof from an Issuing Bank, a Lender or the Borrower. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to each Issuing Bank, each Lender and the Borrower. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required

Lenders, PROVIDED, HOWEVER, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders and the Issuing Banks.

         F.       Non-Reliance on the Administrative Agent and Other Lenders
                  ----------------------------------------------------------

                  Each Issuing Bank and each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Issuing Bank and each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any Lender, and based on such documents and information as it has deemed appropriate made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and the value and Lien status of any collateral security and made its own decision to enter into this Agreement. Each Issuing Bank and each Lender also represents that it will, independently and without reliance upon the Administrative Agent, any Issuing Bank or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower and the value and Lien status of any collateral security. Except for notices, reports and other documents expressly required to be furnished to the Issuing Banks and/or the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Issuing Bank or any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower which at any time may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         G.       Indemnification
                  ---------------

                  Each Lender agrees to indemnify and hold harmless the Administrative Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to its Outstanding Percentage (or at any time when no Loans are outstanding and there are no unpaid Reimbursement Obligations, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs, expenses or disbursements, of any kind whatsoever including any amounts paid to the Lenders (through the Administrative Agent) by the Borrower pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including at any time following the payment of the Loans, the Notes and the Reimbursement Obligations) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Administrative Agent, and any costs and expenses (including reasonable fees and expenses of counsel) payable by the Borrower under Section 11.5, to the extent that the Administrative Agent has not been paid such fees or has not been reimbursed for such costs and expenses, by the Borrower. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its pro rata share of any amount required to be paid by the Lenders to the Administrative Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of other Lender to reimburse the Administrative Agent for such other Lender's pro rata share of such amount. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment, and the payment of all amounts payable under the Loan Documents.

         H.       Administrative Agent in Its Individual Capacity
                  -----------------------------------------------

                  BNY and each affiliate thereof may make secured or unsecured loans to, accept deposits from, issue letters of credit for the account of, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower as though BNY were not Administrative Agent hereunder and BNY Capital Markets did not arrange the transactions contemplated hereby. With respect to the Commitments made or renewed by BNY and the Notes issued to, and the Reimbursement Obligations owing to, BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

         I.       Successor Administrative Agent
                  ------------------------------

                  If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to the Issuing Banks and each of the Lenders a written notice of its resignation as Administrative Agent under the Loan Documents, such resignation to be effective upon the earlier of a. the written acceptance of the duties of the Administrative Agent under the Loan Documents by a successor Administrative Agent and b. on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Issuing Banks and the Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent's rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated. The Borrower, the Issuing Banks and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it, and any amounts owing to it, while it was Administrative Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Issuing Banks and the Lenders entitled thereto during such time.

         J.       Documentation Agent; Co-Agents
                  ------------------------------

                  Neither the Documentation Agent nor any Co-Agent shall have any duties or obligations under the Loan Documents in their capacity as Documentation Agent or as Co-Agent, as the case may be. The Documentation Agent and the Co-Agents in such capacities shall be entitled to the same protections, indemnities and rights, and subject to the same standards with respect to their actions or inactions, as the Administrative Agent.


XI.      OTHER PROVISIONS
         ----------------

         A.       Amendments and Waivers
                  ----------------------

                  Notwithstanding anything to the contrary contained in any Loan Document, with the written consent of the Required Lenders, the Administrative Agent, on behalf of the Issuing Banks, the Swing Line Lender and the Lenders, and the appropriate parties to the Loan Documents may, from time to time, enter into written amendments, supplements or modifications thereof and, with the consent of the Required Lenders, the Administrative Agent on behalf of the Issuing Bank and the Lenders, may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default and its consequences; PROVIDED, HOWEVER, that no such amendment, supplement, modification, waiver or consent shall:

                  1. without the consent of all of the Lenders a. increase the Aggregate Revolving Credit Commitment

Amount or Revolving Credit Commitment Amount of any Lender, b. extend the Commitment Period or the Maturity Date (except as provided in Section 2.15), c. reduce the rate at which the Facility Fee or the Letter of Credit Commissions are calculated, or extend the time of payment of either thereof, d. reduce the rate, or extend the time of payment of, interest on any Revolving Credit Loan or any Revolving Credit Note (except as provided in Section 2.15), e. reduce the amount, or extend the time of payment of any installment or other payment of principal on any Revolving Credit Loan or any Revolving Credit Note, f. decrease or forgive the principal amount of any Revolving Credit Loan or any Revolving Credit Note, g. consent to any assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document, h. release all or substantially all of the obligations of the Borrower under any Loan Document, i. change the provisions of Section 3.5, 3.6, 3.7, 3.9, 3.10, 9.1(a), or this
Section 11.1, j. change the definition of "Required Lenders", k. change the several nature of the Lenders' obligations, l. change any provision governing the sharing of payments and liabilities among the Lenders; and

                  2. without the written consent of each Issuing Bank, amend, modify or waive any provision of Sections 2.10, 2.11 or 2.12, or otherwise change any of the rights or obligations of any Issuing Bank under any Loan Document;

                  3. without the written consent of the Swing Line Lender, no such amendment, supplement, modification or waiver shall change the Swing Line Commitment or change any other term or provision that relates to the Swing Line Commitment or the Swing Line Loans; and

                  4. without the written consent of the Administrative Agent, amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Administrative Agent under any Loan Document.

                  Any such amendment, supplement, modification, waiver or consent shall apply equally to the Administrative Agent, the Swing Line Lender, each Issuing Bank and each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Swing Line Lender, the Issuing Banks, the Administrative Agent and all future holders of the Notes and the Reimbursement Obligations. In the case of any waiver, the parties to the applicable Loan Document, the Swing Line Lender, the Issuing Banks, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         B.       Notices
                  -------

                  All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or five Business Days after being deposited in the mail, first-class postage prepaid, or, in the case of notice by telecopy, when sent, addressed as follows in the case of the Borrower or the Administrative Agent, and as set forth on Schedule 11.2 in the case of each Lender and each Issuing Bank, or addressed to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

                  The Borrower:

                  OfficeMax, Inc.
                  3605 Warrensville Center Road
                  Shaker Heights, Ohio 44122-5203
                  Attention: Jeffrey L. Rutherford,
                                 Senior Vice President,
                                 Chief Financial Officer
                  Telephone: (216) 295-6439
                  Telecopy:  (216) 921-8790

                  with a copy to:

                  OfficeMax, Inc.
                  3605 Warrensville Center Road
                  Shaker Heights, Ohio 44122-5203
                  Attention: Ross H. Pollock
                  Telephone: (216) 295-6439
                  Telecopy:  (216) 921-8790

                  and, in the case of notices of any Default, with a copy to

                  Baker & Hostetler, LLP
                  3200 National City Center
                  1900 East 9th Street
                  Cleveland, Ohio  44114-3485
                  Attention: Robert G. Markey
                  Telephone: (216) 861-7596
                  Telecopy:  (216) 696-0740


                  The Administrative Agent:

                  The Bank of New York
                  One Wall Street
                  Agency Function Administration
                  18th Floor
                  New York, New York 10286
                  Attention:  Carolyn Surles
                  Telephone: (212) 635-4695
                  Telecopy:  (212) 635-6365 or 6366 or 6367
                  with a copy to:

                  The Bank of New York
                  One Wall Street
                  New York, New York 10286
                  Attention: Paula M. DiPonzio,
                                 Vice President
                  Telephone: (212) 635-7867
                  Telecopy:  (212) 635-1483,

except that any notice, request or demand by the Borrower to or upon the Administrative Agent, the Swing Line Lender, the Issuing Banks or the Lenders pursuant to Sections 2.5, 2.6 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by telecopy or other electronic means as fully as if originally signed.

         C.       No Waiver; Cumulative Remedies
                  ------------------------------

                  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         D.       Survival of Representations and Warranties and Certain
                  ------------------------------------------------------
                  Obligations
                  -----------

                  1. All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

                  2. The obligations of the Borrower under Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 11.5 and 11.8 shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of the Revolving Credit Loans, the Reimbursement Obligations and all other amounts payable under the Loan Documents (collectively, the "CONTINGENT INDEMNITY OBLIGATIONS").

         E.       Expenses
                  --------

                  The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made or any Letter of Credit is issued a. to pay or reimburse the Administrative Agent and BNY Capital Markets for all their respective out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation, execution and syndication of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed or effective), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of Special Counsel, b. to pay or reimburse each of each Issuing Bank, the Administrative Agent, the Swing Line Lender and each Lender for all of its costs and expenses, including reasonable fees and disbursements of counsel, incurred in connection with (1) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Borrower under any of the Loan Documents and (2) the enforcement of this Section and c. to pay, indemnify, and hold each of the Issuing Banks, the Lenders, the Swing Line Lender and the Administrative Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and d. to pay, indemnify and hold each of each Issuing Bank, the Swing Line Lender, each Lender and the Administrative Agent and each of its officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Loans and the Letters of Credit and the enforcement and performance of the provisions of any subordination agreement involving the Administrative Agent and the Lenders (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment not prohibited under applicable law; PROVIDED, HOWEVER, that the Borrower shall have no obligation to pay Indemnified Liabilities to the Administrative Agent, any Issuing Bank, the Swing Line Lender or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Administrative Agent, such Issuing Bank, the Swing Line Lender or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of all amounts payable under the Loan Documents.

         F.       Lending Offices
                  ---------------

                  1. Each Lender shall have the right at any time and from time to time to transfer its Loans and Reimbursement Obligations to a different office, provided that such Lender shall promptly notify the Administrative Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's lending office, provided, however, that no Lender shall be entitled to receive any greater amount under Sections 3.5, 3.7 and 3.10, as a result of a transfer of any such Loans and Reimbursement Obligations to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

                  2. Each Lender agrees that, upon the occurrence of any event giving rise to any increased cost or indemnity under Sections 3.5, 3.7 and 3.10 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans and Reimbursement Obligations affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 3.5, 3.6, 3.7 and 3.10.

         G.       Successors and Assigns
                  ----------------------

                  1. This Agreement, the Notes and the other Loan Documents to which the Borrower is a party shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, each Issuing Bank, the Swing Line Lender, all future holders of the Notes and Reimbursement Obligations and their respective successors and assigns. The Borrower shall not assign or delegate any obligation or duty under any Loan Document without the prior written consent of the Administrative Agent, the Swing Line Lender, each Issuing Bank and each Lender.

                  2. Subject to Section 11.7(e), any Lender may at any time assign all or any portion of its rights under any Loan Document to any Federal Reserve Bank.

                  3. In addition to its rights under Section 11.7(b), each Lender shall have the right to sell, assign, transfer or negotiate (each an "ASSIGNMENT") one hundred percent, or any lesser percentage, of its Loans, its Revolving Credit Commitment and its Notes to any Affiliate of such Lender, to any other Lender or to any Affiliate of any other Lender, or, with the consent of the Borrower, the Administrative Agent and the Swing Line Lender (which consents shall not be unreasonably withheld and shall not be required of the Borrower, if, at the time of such Assignment, an Event of Default shall exist), to any other bank, insurance company, financial institution, pension fund, mutual fund or other similar fund, provided that a. each such Assignment shall be of a constant, and not a varying, percentage of the assignor Lender's rights and obligations under the Loan Documents, b. the Revolving Credit Commitment Amount of the Revolving Credit Commitment assigned, shall be not less than $10,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof, or the full Revolving Credit Commitment Amount of such assignor Lender's Revolving Credit Commitment, c. the assignor Lender's Revolving Credit Loans and Competitive Bid Loans shall be assigned in equal percentages, and d. the assignor Lender and such assignee shall deliver to the Administrative Agent three copies of an Assignment and Acceptance Agreement executed by each of them, along with an assignment fee in the sum of $3,500 for the account of the Administrative Agent. Upon receipt of such number of executed copies of each such Assignment and Acceptance Agreement, together with the assignment fee therefor, the Administrative Agent shall notify the Swing Line Lender thereof in writing by telecopy if the consent thereof is required hereunder. If the Swing Line Lender shall consent thereto, if required (which consent shall be deemed to have been given if the Administrative Agent shall not have received a written refusal to so consent from the Swing Line Lender no later than 2:00 p.m. on the Business Day immediately following the date on which the Administrative Agent sent such notice), and upon receipt of the Borrower's consent and to such Assignment, if required, the Administrative Agent shall record the same and execute not less than two copies of such Assignment and Acceptance Agreement and deliver one such copy to the assignor and one such copy to the assignee, and deliver one photocopy thereof, as executed, to the Borrower. From and after the Assignment Effective Date specified in, and as defined in, such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a "Lender" and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents. The Borrower agrees that, if requested, in connection with each such Assignment, it shall at its own cost and expense execute and deliver to the Administrative Agent or such assignee a Revolving Credit Note and a Competitive Bid Note, each payable to the order of such assignee and dated the Effective Date. The Administrative Agent shall be entitled to rely upon the representations and warranties made by the assignee under each Assignment and Acceptance Agreement.

                  4. In addition to the participations provided for in Section 11.10(b), each Lender may grant participations in all or any part of its Loans, its Notes and its Commitment to one or more banks, insurance companies, financial institutions, pension funds, mutual funds or other similar fund, PROVIDED THAT a. such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, b. such Lender shall remain solely responsible to the other parties to this Agreement and the other Loan Documents for the performance of such obligations, c. the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, d. no sub-participations shall be permitted, e. the granting of such participation does not require that any additional loss, cost or expense be borne by the Borrower at any time, and (v) the voting rights of any holder of any participation shall be limited to decisions that in accordance with Section
11.1 require the consent of all of the Lenders.

                  5. No Lender shall, as between and among the Borrower, the Swing Line Lender, the Issuing Banks, the Administrative Agent and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any assignment of or granting of participations in, all or any part of its Loans, its Commitment and its Note, except that a Lender shall be relieved of its obligations to the extent of any such Assignment of all or any part of its Loans, its Commitment or its Notes pursuant to Section 11.7(c).

         H.       Indemnity
                  ---------

                  The Borrower agrees to defend, protect, indemnify, and hold harmless the Administrative Agent, BNY Capital Markets, the Issuing Banks and each and all of the Lenders, each of their respective Affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (each an "INDEMNIFIED PERSON" and, collectively, the "INDEMNIFIED PERSONS") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel to such Indemnified Persons in connection with any investigative, administrative or judicial proceeding, whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liabilities and costs under Environmental Laws, Federal, state or local health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future operations of the Borrower or its predecessors in interest, or the past, present or future environmental condition of the Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any such Property, or the release or threatened release of any Hazardous Substance into the environment from any such Property) in any manner relating to or arising out of the Loan Documents, any commitment letter or fee letter executed and delivered by the Borrower or any of its Subsidiaries, the Issuing Banks and/or the Administrative Agent, the capitalization of the Borrower or any of its Subsidiaries, the Commitments, the Letter of Credit Commitment, the making of, issuance of, management of and participation in the Revolving Credit Loans or the Letters of Credit, or the use or intended use of the Letters of Credit and the proceeds of the Revolving Credit Loans hereunder, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted from the gross negligence or wilful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of all Indebtedness of the Borrower under the Loan Documents.

         I.       Counterparts
                  ------------

                  Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by telecopy shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower, the Issuing Banks and the Administrative Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by telecopy or other electronic means to the same extent as if originally signed.

         J.       Adjustments; Set-off
                  --------------------

                  1. If any Lender (a "BENEFITTED LENDER"), shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Loans, its Notes or the Reimbursement Obligations in excess of its Outstanding Percentage of payments then due and payable on account of the Loans, the Notes and the Reimbursement Obligations received by all the Lenders, then such Benefitted Lender shall forthwith purchase, without recourse, for cash, from the other Lenders such participations in their Loans and Notes as shall be necessary to cause such Benefitted Lender to share such excess payment with each of them according to their Outstanding Percentages, PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such Benefitted Lender, such purchase from such other Lenders shall be rescinded, and each such other Lender shall repay to such Benefitted Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's pro rata share (according to the proportion of a. the amount of such other Lender's required repayment to
b. the total amount so recovered from such Benefitted Lender) of any interest or other amount paid or payable by such Benefitted Lender in respect of the total amount so recovered. The Borrower agrees that such Benefitted Lender so purchasing a participation from such other Lenders pursuant to this subsection
(a) may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as such Benefitted Lender were the direct creditor of the Borrower in the amount of such participation.

                  2. In addition to any rights and remedies of the Issuing Banks and the Lenders provided by law, at any time a. after the acceleration of the obligations owing in connection with the Loan Documents, or b. during the continuance of an Event of Default under Sections 9.1(a) or (b), each of the Issuing Banks and the Lenders shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower to an Issuing Bank or such Lender, as the case may be, any amount owing from such Issuing Bank or such Lender, as the case may be, to the Borrower at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Issuing Bank or such Lender, as the case may be, against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Issuing Bank or such Lender, as the case may be, prior to the making, filing or issuance, or service upon such Issuing Bank or such Lender, as the case may be, of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each of the Issuing Banks and the Lenders agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Issuing Bank or such Lender, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         K.       Construction
                  ------------

                  Each party to a Loan Document represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the party drafting the same shall be inapplicable.

         L.       Governing Law
                  -------------

                  The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws, but including Section 5-1401 of the General Obligations Law.

         M.       Headings Descriptive
                  --------------------

                  Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

         N.       Severability
                  ------------

                  Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         O.       Integration
                  -----------

                  All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Administrative Agent and/or the Issuing Banks and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the Issuing Banks and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the

Administrative Agent, the Issuing Banks and the Lenders with respect to the subject matter thereof.

         P.       Consent to Jurisdiction
                  -----------------------

                  Each party to a Loan Document hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

         Q.       Service of Process
                  ------------------

                  Each party to a Loan Document hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 11.2 of the applicable Loan Document executed by such party. Each party to a Loan Document hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

         R.       No Limitation on Service or Suit
                  --------------------------------

                  Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Administrative Agent, any Issuing Bank or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent, any Issuing Bank or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions in which the Borrower may be served.

         S.       WAIVER OF TRIAL BY JURY
                  -----------------------

                  EACH OF THE ADMINISTRATIVE AGENT, THE ISSUING BANKS, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR ADMINISTRATIVE AGENT OF THE ISSUING BANKS, THE ADMINISTRATIVE AGENT, OR THE LENDERS, OR COUNSEL TO THE ISSUING BANKS, THE ADMINISTRATIVE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ISSUING BANKS, THE ADMINISTRATIVE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE ISSUING BANKS, THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE BEEN

INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

         T.       Confidentiality
                  ---------------

                  Each of the Lenders, the Issuing Banks and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower or any of its Subsidiaries pursuant to this Agreement which (a) is identified by such Person as being confidential at the time the same is delivered to such Lender such Issuing Bank or the Administrative Agent, or (b) constitutes any trade secret, financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder (collectively, the "CONFIDENTIAL INFORMATION"), provided, however, that nothing herein shall limit the disclosure of any Confidential Information a. to the extent required by statute, rule, regulation or judicial process, b. on a confidential basis, to counsel to any of the Lenders, the Issuing Banks or the Administrative Agent, c. to bank examiners, auditors or accountants, and any analogous counterpart thereof, d. to the Administrative Agent, the Issuing Banks or the Lenders, e. in connection with any litigation to which any one or more of the Lenders, the Issuing Banks or the Administrative Agent is a party, f. to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees in writing to keep such Confidential Information confidential on the same basis as set forth in this Section, or g. to affiliates of the Administrative Agent, each Lender or each Issuing Bank. Notwithstanding the provisions of clause (vii) above, neither the Administrative Agent, any Issuing Bank nor any Lender shall disclose any such Confidential Information to any of its respective affiliates, directors, officers, employees or representatives except to the extent that it or they have a need to know such Confidential Information in connection with the structuring or administration of the Loans, the Letters of Credit or any Loan Document, any assignment or participation thereof or activities incidental thereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                             OFFICEMAX, INC.



                                             By: /s/ Jeffrey L. Rutherford
                                                -----------------------------
                                             Name: Jeffrey L. Rutherford
                                                   --------------------------
                                             Title: Senior Vice President &
                                                   --------------------------
                                                    Chief Financial Officer
                                                   --------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                             THE BANK OF NEW YORK,
                                             Individually, as Administrative
                                             Agent and as Swing Line Lender



                                             By: /s/ Paula Diponzio
                                                -------------------------------
                                             Name: Paula Diponzio
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                        KEYBANK NATIONAL ASSOCIATION,
                                        Individually and as Documentation Agent



                                        By: /s/ Frank J. Jancar
                                           -------------------------------
                                        Name: Frank J. Jancar
                                             -----------------------------
                                        Title: Vice President
                                              ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                             PNC BANK, NATIONAL ASSOCIATION,
                                             Individually and as Co-Agent



                                             By: /s/ C. Joseph Richardson
                                                -------------------------------
                                             Name: C. Joseph Richardson
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                             Individually and as Co-Agent



                                             By: /s/ Debora K. Oberling
                                                -------------------------------
                                             Name: Debora K. Oberling
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                             FIRST UNION NATIONAL BANK,
                                             Individually and as Co-Agent




                                             By: /s/ Jane W. Workman
                                                -------------------------------
                                             Name: Jane W. Workman
                                                  -----------------------------
                                             Title: Senior Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                             CORESTATES BANK, N.A., Individually
                                             and as Co-Agent



                                             By: /s/ Anne Marie Fitzsimmons
                                                -------------------------------
                                             Name: Anne Marie Fitzsimmons
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                             CREDIT LYONNAIS CHICAGO BRANCH,
                                             Individually and as Co-Agent



                                             By: /s/ Julie T. Kanak
                                                -------------------------------
                                             Name: Julie T. Kanak
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT

                                             BANK OF AMERICA ILLINOIS,
                                             Individually and as Co-Agent



                                             By: /s/ Sandra S. Ober
                                                -------------------------------
                                             Name: Sandra S. Ober
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT

                                             FLEET NATIONAL BANK, Individually
                                             and as Co-Agent



                                             By: /s/ Deanne M. Horn
                                                -------------------------------
                                             Name: Deanne M. Horn
                                                  -----------------------------
                                             Title: Assistant Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT

                                             WELLS FARGO BANK, NA, Individually
                                             and as Co-Agent



                                             By: /s/ Edith R. Lim
                                                -------------------------------
                                             Name: Edith R. Lim
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------

                                             By: /s/ Mark Harberecht
                                                -------------------------------
                                             Name: Mark Harberecht
                                                  -----------------------------
                                             Title: Assistant Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT

                                             THE BANK OF TOKYO-MITSUBISHI,
                                             CHICAGO BRANCH, Individually and as
                                             Co-Agent



                                             By: /s/ Hajime Watanabe
                                                -------------------------------
                                             Name: Hajime Watanabe
                                                  -----------------------------
                                             Title: Deputy General Manager
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                             NATIONAL CITY BANK



                                             By: /s/ Timothy G. Healy
                                                -------------------------------
                                             Name: Timothy G. Healy
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                             BANK OF HAWAII



                                             By: /s/ Donna R. Parker
                                                -------------------------------
                                             Name: Donna R. Parker
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                             COMERICA BANK



                                             By: /s/ Jeffrey J. Judge
                                                -------------------------------
                                             Name:   Jeffrey J. Judge
                                                  -----------------------------
                                             Title:  Assistant Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                             FIRST AMERICAN NATIONAL BANK



                                             By: /s/ Andrew S. Zimberg
                                                -------------------------------
                                             Name:   Andrew S. Zimberg
                                                  -----------------------------
                                             Title:  Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                             HUNTINGTON NATIONAL BANK



                                             By: /s/ Dawn M. Enovitch
                                                -------------------------------
                                             Name:   Dawn M. Enovitch
                                                  -----------------------------
                                             Title:  Portfolio Manager
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                             THE NORTHERN TRUST COMPANY



                                             By: /s/ James F. Minbert
                                                -------------------------------
                                             Name:   James F. Minbert
                                                  -----------------------------
                                             Title:  Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT

                                             THE DAI-ICHI KANGYO BANK,
                                             CHICAGO BRANCH



                                             By:  /s/ Seiichiro Ino
                                                -------------------------------
                                             Name:    Seiichiro Ino
                                                  -----------------------------
                                             Title:   Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT

                                             BANK ONE, NA



                                             By: /s/ Douglas M. Smith
                                                -------------------------------
                                             Name:   Douglas M. Smith
                                                  -----------------------------
                                             Title:  Credit Officer
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT

                                            SUNTRUST BANK, CENTRAL FLORIDA, N.A.



                                            By: /s/ Janet P. Sammons
                                               -------------------------------
                                            Name:   Janet P. Sammons
                                                 -----------------------------
                                            Title:  Vice President
                                                  ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT

                                             BARNETT BANK



                                             By: /s/ Clarissa McElrath
                                                -------------------------------
                                             Name:   Clarissa McElrath
                                                  -----------------------------
                                             Title:  Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT
                                             FIFTH THIRD BANK



                                             By: /s/ Roy Lanctot
                                                -------------------------------
                                             Name:   Roy Lanctot
                                                  -----------------------------
                                             Title:  Vice President
                                                   ----------------------------

OFFICEMAX, INC.
CREDIT AGREEMENT

                                             MERCANTILE BANK OF ST. LOUIS N.A.



                                             By: /s/ Timothy W. Hassler
                                                -------------------------------
                                             Name:   Timothy W. Hassler
                                                  -----------------------------
                                             Title:  Vice President
                                                   ----------------------------